EXECUTION COPY






                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  EGLOBE, INC.,

                         EGLOBE MERGER SUB NO. 6, INC.,

                       TRANS GLOBAL COMMUNICATIONS, INC.,

                                       AND

                               THE STOCKHOLDERS OF

                        TRANS GLOBAL COMMUNICATIONS, INC.











                   DATED AS OF THE 16TH DAY OF DECEMBER, 1999


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                                                          TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER......................................................................................1

ARTICLE I  THE MERGER.............................................................................................1

SECTION 1.1.             THE MERGER...............................................................................1
SECTION 1.2.             EFFECTIVE TIME...........................................................................2
SECTION 1.3.             EFFECT OF THE MERGER.....................................................................2
SECTION 1.4.             CERTIFICATE OF INCORPORATION; BYLAWS.....................................................2
SECTION 1.5.             DIRECTORS AND OFFICERS...................................................................2
SECTION 1.6.             TAX AND ACCOUNTING TREATMENT OF THE MERGER...............................................2

ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES....................................................2

SECTION 2.1.             CONVERSION OF SECURITIES.................................................................2
SECTION 2.2.             EXCHANGE OF CERTIFICATES.................................................................3
SECTION 2.3.             ESCROWED MERGER CONSIDERATION; STOCKHOLDERS'REPRESENTATIVE...............................4
SECTION 2.4.             STOCK TRANSFER BOOKS.....................................................................5
SECTION 2.5.             CLOSING..................................................................................5
SECTION 2.6.             TRANSFERABILITY OF ACQUIROR COMMON STOCK.................................................5
SECTION 2.7.             DISSENTING COMPANY STOCKHOLDERS..........................................................6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................6

SECTION 3.1.             ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.............................................6
SECTION 3.2.             CERTIFICATE OF INCORPORATION AND BYLAWS..................................................7
SECTION 3.3.             CAPITALIZATION...........................................................................7
SECTION 3.4.             AUTHORITY................................................................................7
SECTION 3.5.             NO CONFLICT; REQUIRED FILINGS AND CONSENTS...............................................8
SECTION 3.6.             FINANCIAL STATEMENTS.....................................................................8
SECTION 3.7.             ACCOUNTS RECEIVABLE; BILLING AND ACCOUNTING SYSTEMS......................................9
SECTION 3.8.             OWNERSHIP AND CONDITION OF THE COMPANY ASSETS............................................9
SECTION 3.9.             MATERIAL LEASES..........................................................................9
SECTION 3.10.            MATERIAL CONTRACTS.......................................................................9
SECTION 3.11.            REAL PROPERTY...........................................................................10
SECTION 3.12.            ENVIRONMENTAL MATTERS...................................................................10
SECTION 3.13.            LITIGATION..............................................................................10
SECTION 3.14.            COMPLIANCE WITH LAWS; LICENSES AND PERMITS..............................................11
SECTION 3.15.            INTELLECTUAL PROPERTY...................................................................11
SECTION 3.16.            TAXES AND ASSESSMENTS...................................................................12
SECTION 3.17.            EMPLOYMENT MATTERS......................................................................13
SECTION 3.18.            TRANSACTIONS WITH RELATED PARTIES.......................................................14
SECTION 3.19.            INSURANCE...............................................................................15
SECTION 3.20.            VOTING REQUIREMENTS.....................................................................15
SECTION 3.21.            COMPLIANCE WITH FOREIGN CORRUPT PRACTICES ACT...........................................15
SECTION 3.22             NO STOCK TRADING OR SHORT POSITIONS.....................................................15
SECTION 3.23.            BROKERS.................................................................................15
SECTION 3.24.            BOARD RECOMMENDATION....................................................................16
SECTION 3.25.            COMPANY AFFILIATE AGREEMENTS............................................................16
SECTION 3.26.            ABSENCE OF UNDISCLOSED LIABILITIES......................................................16
SECTION 3.27.            YEAR 2000...............................................................................16
SECTION 3.28.            POOLING; TAX MATTERS....................................................................16
SECTION 3.29.            PROXY STATEMENT.........................................................................16
SECTION 3.30.            ABSENCE OF CERTAIN CHANGES OR EVENTS....................................................17
SECTION 3.31.            DISCLOSURE..............................................................................17
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
ARTICLE IV  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS................................17

SECTION 4.1.             TITLE TO COMPANY COMMON STOCK...........................................................17
SECTION 4.2.             AUTHORITY AND CAPACITY..................................................................17
SECTION 4.3.             ABSENCE OF VIOLATION....................................................................18
SECTION 4.4.             RESTRICTIONS AND CONSENTS...............................................................18
SECTION 4.5.             BINDING OBLIGATION......................................................................18
SECTION 4.6.             INVESTMENT AGREEMENTS...................................................................18
SECTION 4.7.             COMPANY AFFILIATE AGREEMENTS............................................................18

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUIROR SUB...........................................18

SECTION 5.1.             ORGANIZATION AND QUALIFICATION; SUBSIDIARIES............................................19
SECTION 5.2.             CERTIFICATE OF INCORPORATION AND BYLAWS.................................................19
SECTION 5.3.             CAPITALIZATION..........................................................................19
SECTION 5.4.             AUTHORITY...............................................................................20
SECTION 5.5.             NO CONFLICT; REQUIRED FILINGS AND CONSENTS..............................................20
SECTION 5.6.             FINANCIAL STATEMENTS....................................................................20
SECTION 5.7.             AGREEMENTS..............................................................................21
SECTION 5.8.             LITIGATION..............................................................................21
SECTION 5.9.             TAXES AND ASSESSMENTS...................................................................21
SECTION 5.10.            VOTING REQUIREMENTS.....................................................................22
SECTION 5.11.            BROKERS.................................................................................22
SECTION 5.12.            NO PRIOR ACTIVITIES OF ACQUIROR SUB.....................................................22
SECTION 5.13.            SEC DOCUMENTS; NASDAQ MATTERS...........................................................22
SECTION 5.14.            ACQUIROR COMMON STOCK...................................................................23
SECTION 5.15.            POOLING; TAX MATTERS....................................................................23
SECTION 5.16             PROXY STATEMENT.........................................................................23
SECTION 5.17.            COMPLIANCE WITH LAWS; LICENSES AND PERMITS..............................................23
SECTION 5.18.            INTELLECTUAL PROPERTY...................................................................24
SECTION 5.19.            EMPLOYMENT MATTERS......................................................................24
SECTION 5.20.            COMPLIANCE WITH FOREIGN CORRUPT PRACTICES ACT...........................................25
SECTION 5.21.            YEAR 2000...............................................................................25
SECTION 5.22.            ABSENCE OF CERTAIN CHANGES OR EVENTS....................................................26
SECTION 5.23.            ABSENCE OF UNDISCLOSED LIABILITIES......................................................26
SECTION 5.24.            TRANSACTIONS WITH RELATED PARTIES.......................................................26
SECTION 5.25.            ENVIRONMENTAL MATTERS...................................................................26
SECTION 5.26.            BOARD RECOMMENDATION....................................................................26
SECTION 5.27.            COSTS OF THE MERGER.....................................................................26
SECTION 5.28.            ACQUIROR AFFILIATE AGREEMENTS...........................................................27
SECTION 5.29.            DISCLOSURE..............................................................................27

ARTICLE VI  COVENANTS............................................................................................27

SECTION 6.1.             AFFIRMATIVE COVENANTS OF THE COMPANY....................................................27
SECTION 6.2.             NEGATIVE COVENANTS OF THE COMPANY.......................................................27
SECTION 6.3.             NEGATIVE COVENANTS OF THE COMPANY STOCKHOLDERS..........................................28
SECTION 6.4.             AFFIRMATIVE COVENANTS OF ACQUIROR.......................................................29
SECTION 6.5.             AGREEMENT OF ACQUIROR TO CONSULT WITH THE COMPANY.......................................29

ARTICLE VII  ADDITIONAL AGREEMENTS...............................................................................29

SECTION 7.1.             PREPARATION OF PROXY STATEMENTS; STOCKHOLDERS MEETINGS..................................29
SECTION 7.2.             CONSENTS AND APPROVALS; FILINGS AND NOTICES.............................................30
SECTION 7.3.             ACCESS AND INFORMATION; FINANCIAL STATEMENTS............................................31
SECTION 7.4.             CONFIDENTIALITY.........................................................................32
SECTION 7.5.             PUBLIC ANNOUNCEMENTS....................................................................32
SECTION 7.6.             NO SOLICITATION.........................................................................32
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
SECTION 7.7.             BLUE SKY................................................................................33
SECTION 7.8.             AFFILIATES..............................................................................33
SECTION 7.9.             EMPLOYEE MATTERS........................................................................33
SECTION 7.10.            UPDATE DISCLOSURE; BREACHES.............................................................34
SECTION 7.11.            NASDAQ LISTING..........................................................................34
SECTION 7.12             TAX TREATMENT...........................................................................34
SECTION 7.13.            POOLING OF INTERESTS....................................................................34
SECTION 7.14.            OBLIGATIONS OF ACQUIROR SUB.............................................................34
SECTION 7.15.            LETTERS OF ACCOUNTANTS..................................................................35
SECTION 7.16.            INVESTMENT AGREEMENTS...................................................................35
SECTION 7.17.            BOARD OF DIRECTORS OF ACQUIROR..........................................................35
SECTION 7.18.            REGISTRATION OF ACQUIROR COMMON STOCK...................................................35
SECTION 7.19.            FINANCING COMMITMENT....................................................................37

ARTICLE VIII  CLOSING CONDITIONS.................................................................................37

SECTION 8.1.             CONDITIONS TO OBLIGATIONS OF EACH PARTY.................................................37
SECTION 8.2.             ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR AND ACQUIROR SUB.......................38
SECTION 8.3.             ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE COMPANY STOCKHOLDERS........40

ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER....................................................................41

SECTION 9.1.             TERMINATION.............................................................................41
SECTION 9.2.             EFFECT OF TERMINATION...................................................................42
SECTION 9.3.             AMENDMENT...............................................................................42
SECTION 9.4.             WAIVER..................................................................................42

ARTICLE X  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES................................................43

SECTION 10.1.            SURVIVAL OF REPRESENTATIONS.............................................................43
SECTION 10.2.            AGREEMENT OF THE COMPANY STOCKHOLDERS TO INDEMNIFY......................................43
SECTION 10.3.            AGREEMENT OF ACQUIROR TO INDEMNIFY......................................................43
SECTION 10.4.            THIRD PARTY CLAIMS......................................................................44
SECTION 10.5             LIMITATIONS.............................................................................45
SECTION 10.6.            PAYMENT OF INDEMNIFICATION..............................................................45
SECTION 10.7.            NO RECOURSE AGAINST THE SURVIVING CORPORATION...........................................45
SECTION 10.8.            EXCLUSIVE REMEDY; EFFECT OF INVESTIGATION OR KNOWLEDGE..................................46

ARTICLE XI  GENERAL PROVISIONS...................................................................................46

SECTION 11.1.            NOTICES.................................................................................46
SECTION 11.2.            CERTAIN DEFINITIONS.....................................................................47
SECTION 11.3.            HEADINGS................................................................................53
SECTION 11.4.            SEVERABILITY............................................................................53
SECTION 11.5.            ENTIRE AGREEMENT........................................................................53
SECTION 11.6.            SPECIFIC PERFORMANCE....................................................................53
SECTION 11.7.            ASSIGNMENT..............................................................................53
SECTION 11.8.            THIRD PARTY BENEFICIARIES...............................................................54
SECTION 11.9.            GOVERNING LAW...........................................................................54
SECTION 11.10.           COUNTERPARTS............................................................................54
SECTION 11.11.           FEES AND EXPENSES.......................................................................54
SECTION 11.12.           OBLIGATIONS OF CERTAIN COMPANY STOCKHOLDERS.............................................54
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                                                       EXHIBITS AND SCHEDULES
                                                       ----------------------
Exhibit A                                                    Form of Escrow Agreement
Exhibit B-1                                                  Form of Company Affiliate Agreement
Exhibit B-2                                                  Form of Acquiror Affiliate Agreement
Exhibit C                                                    Form of Investment Agreement
Exhibit D-1                                                  Form of Employment Agreement
Exhibit D-2                                                  Form of Non-Competition Agreement
Exhibit E                                                    Form of Opinion to Be Rendered by Counsel to the Company
Exhibit F                                                    Form of Opinion to Be Rendered by Counsel to Acquiror



Schedule 1.5                                                 Directors and Officers of Acquiror Sub
Schedule 2.1                                                 Stockholders Percentages
Schedule 3.1                                                 Company Subsidiaries
Schedule 3.3                                                 Indebtedness
Schedule 3.5                                                 Company Consents
Schedule 3.6                                                 Company Audited Financial Statements
Schedule 3.7                                                 Company Billing and Accounting Systems
Schedule 3.8                                                 Encumbrances on Company Assets
Schedule 3.9                                                 Material Leases
Schedule 3.10                                                Material Contracts
Schedule 3.11                                                Company Real Property
Schedule 3.13                                                Company Litigation
Schedule 3.15                                                Company Intellectual Property Rights
Schedule 3.16                                                Company Taxes and Assessments
Schedule 3.17                                                Company Employment Matters
Schedule 3.17(f)                                             Documents Relating to Company Benefit Plans
Schedule 3.18                                                Company Related Party Transactions
Schedule 3.25                                                Company Affiliates
Schedule 3.30                                                Company Material Changes
Schedule 4.1                                                 Beneficial Ownership of Company Common Stock
Schedule 5.1                                                 Acquiror's Significant Subsidiaries
Schedule 5.3                                                 Acquiror Capitalization
Schedule 5.5                                                 Acquiror Consents
Schedule 5.7                                                 Acquiror Material Contracts
Schedule 5.8                                                 Acquiror Litigation
Schedule 5.9                                                 Acquiror Taxes and Assessments
Schedule 5.22                                                Acquiror Material Changes
Schedule 5.24                                                Acquiror Related Party Transactions
Schedule 6.1                                                 Retained Intercompany Accounts
Schedule 6.5                                                 Acquiror Permitted Transactions
Schedule 7.1                                                 Company Stockholders Subject to Voting Agreement
Schedule 7.9(a)                                              Company Key Employees to Sign Employment Agreements
Schedule 7.9(b)                                              Company Key Employees to Sign Non-Competition Agreements
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                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is entered into this 16TH day of December, 1999, by and among eGLOBE, INC., a Delaware corporation ("Acquiror"), eGLOBE MERGER SUB NO. 6, INC., a Delaware corporation ("Acquiror Sub"), TRANS GLOBAL COMMUNICATIONS, INC., a New York corporation (the "Company"), and Arnold S. Gumowitz, Gary S. Gumowitz, Joan Matthews, John W. Hughes, Stephen Levy, Grayson Family Trust, Milton Gumowitz, Michael Gumowitz, Jonathan Gumowitz, Jonathan Lynn, and Rich Patton, the stockholders of the Company (collectively, the "Company Stockholders").

                  WHEREAS, Acquiror Sub, upon the terms and subject to the conditions of this Merger Agreement and in accordance with the Business Corporation Law of the State of New York ("New York Law") and the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into the Company (the "Merger");

                  WHEREAS, the board of directors of the Company has (i) determined that the Merger is fair to the holders of Company Common Stock (as defined in Section 2.1(a)) and is in the best interests of such stockholders and
(ii) approved and adopted this Merger Agreement and the transactions contemplated hereby and recommended approval and adoption of this Merger Agreement and the transactions contemplated hereby by the Company Stockholders;

                  WHEREAS,  the board of directors and the sole  stockholder  of
Acquiror  Sub  have   approved  and  adopted  this  Merger   Agreement  and  the
transactions contemplated hereby;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of
Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests" under United States generally accepted accounting principles ("GAAP") and the rules and regulations of the Securities and Exchange Commission (the "SEC"); and

                  WHEREAS, it is intended that the shares of Acquiror Common Stock (as defined in Section 2.1(a)) to be issued hereunder shall be issued to the Company Stockholders pursuant to Section 4(2) of the Securities Act (as defined in Section 11.2) and shall not be registered under the Securities Act or registered or qualified under any state securities laws, except as provided herein;

                  NOW,   THEREFORE,   in   consideration   of   the   respective
representations, warranties, covenants and agreements set forth in this Merger Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1.      THE MERGER.

                  Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with New York Law and Delaware Law, at the Effective Time (as defined in Section 1.2) Acquiror Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Acquiror Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         SECTION 1.2.      EFFECTIVE TIME.

                  Subject to the provisions of Section 2.4, as promptly as practicable after the Closing, the parties hereto shall cause the Merger to be consummated by filing this Merger Agreement, certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") with the Secretary of State of the State of New York and the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, New York Law and Delaware Law, respectively (the date and time of the latest to occur of such filings being the "Effective Time").

         SECTION 1.3.      EFFECT OF THE MERGER.

                  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of New York Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Acquiror Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquiror Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.4.      CERTIFICATE OF INCORPORATION; BYLAWS.

                  (a) At the Effective Time the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall become the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Law (as defined in Section 11.2) and such certificate of incorporation.

                  (b) At the Effective Time the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the
Surviving Corporation until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

         SECTION 1.5.      DIRECTORS AND OFFICERS.

         The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. The names of the directors and officers of Acquiror Sub as of the date hereof are set forth on Schedule 1.5.

         SECTION 1.6.      TAX AND ACCOUNTING TREATMENT OF THE MERGER.

                  It is intended by the parties hereto that the Merger shall (a) qualify as a reorganization within the meaning of Section 368(a) of the Code, and (b) be accounted for as a "pooling of interests" under GAAP and the rules and regulations of the SEC. The parties hereby adopt this Merger Agreement as a "plan of reorganization" of Acquiror Sub and the Company within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.1.      CONVERSION OF SECURITIES.

         At the Effective Time, as provided in this Merger Agreement, by virtue of the Merger and without any action on the part of Acquiror Sub, the Company or the Company Stockholders:

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                  (a)      Conversion of Company Common Stock.

                           (i) Each share of common stock,  no par value, of the
                  Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1(c) or any shares of Company Common Stock ("Company Dissenting Shares") held by any Company Stockholder who elects to exercise dissenters rights under New York Law), shall be converted, subject to Section 2.2(c), into the right to receive a number of shares of common stock, par value $.001 per share, of Acquiror ("Acquiror Common Stock") equal to forty million (40,000,000) divided by the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (as adjusted pursuant to Section 2.01(a)(ii), the "Exchange Ratio"); it being understood that the number of shares of Acquiror Common Stock issuable pursuant to the Merger shall be forty million (40,000,000) (as adjusted pursuant to Section 2.01(a)(ii) and assuming no Company Dissenting Shares).

                           (ii) If between the date of this Merger Agreement and
                  the Effective Time the outstanding shares of Acquiror Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (b) Cancellation and Retirement of Company Common Stock. All such shares of Company Common Stock referred to in Section 2.1(a) (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1(c)) shall, except as otherwise required under New York Law in respect of Company Dissenting Shares, no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive (i) a certificate representing whole shares of Acquiror Common Stock into which such Company Common Stock was converted pursuant to the Merger and (ii) an amount in cash, without interest, in lieu of fractional shares. No fractional share of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(c) hereof. The holders of certificates which prior to the Effective Time represented shares of Company Common Stock shall cease to have any rights with respect thereto except as otherwise provided herein or by Law.

                  (c) Cancellation of Treasury Stock. Any shares of Company Common Stock held in the treasury of the Company and any shares of Company Common Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (d) Acquiror Sub Common Stock. Each share of common stock, par value $.01 per share, of Acquiror Sub issued and outstanding immediately prior to the Effective Time shall continue to be one issued and outstanding share of common stock, par value $.01 per share, of the Surviving Corporation, and all of which shall continue to be held by Acquiror.

         SECTION 2.2.      EXCHANGE OF CERTIFICATES.

                  (a) Exchange Procedures.  As soon as practicable following the vote of the Company Stockholders approving the Merger Agreement and the transactions contemplated hereby and prior to the Effective Time, Acquiror shall deliver to each holder of record of a certificate or certificates of Company Common Stock representing outstanding shares of Company Common Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Acquiror) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock. Upon surrender of a Certificate for cancellation to Acquiror, together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled, as soon as reasonably practicable after the Effective Time, to receive in exchange therefor (i) a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive in respect of such Certificate (after taking into account all shares of Company Common Stock then held by such holder under all such Certificates so surrendered), less the five percent (5%) of such shares of Acquiror Common Stock to be deposited into escrow pursuant to Section 2.3(a), and (ii) cash in lieu of fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.2(c). The Certificates so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the shares of Acquiror Common Stock and cash in lieu of fractional shares issuable in exchange therefor, except as otherwise required under New York Law in respect of Company Dissenting Shares. No interest will be paid or will accrue on any cash payable pursuant to this Article II.

                  (b) No Further Rights in Company Common Stock. All shares of Acquiror Common Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

                  (c) No Fractional Shares. No fractional shares of Acquiror Common Stock shall be issued upon surrender for exchange of the Certificates, and any such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock, after aggregating all Certificates delivered by such holder, and rounding down to the nearest whole share, shall receive an amount in cash equal to the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled multiplied by the average closing price of Acquiror Common Stock on The Nasdaq Stock Market for the five (5) trading days immediately preceding the date two
(2) days prior to the Closing Date.

                  (d) Lost, Stolen or Destroyed Certificates. In the event any certificate evidencing shares of Company Common Stock shall have been lost, stolen or destroyed and not replaced by the Company prior to the Effective Time in the Ordinary Course of Business (as defined in Section 11.2), Acquiror shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock and cash in lieu of fractional shares as may be required pursuant to this Article II; provided, however, that Acquiror may, in its reasonable discretion and as a condition precedent to the issuance or payment thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror or the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 2.3.      ESCROWED    MERGER    CONSIDERATION;    STOCKHOLDERS'
                           REPRESENTATIVE.

                  (a) When issuing  shares of Acquiror  Common Stock pursuant to
Section 2.2(a), Acquiror shall withhold from the Company Stockholders (other than the Dissenting Company Stockholders (as defined in Section 2.7)) five percent (5%) of the aggregate number of shares of Acquiror Common Stock issuable to such Company Stockholders pursuant to Section 2.1(a) (subject to Section 2.2(c)). Acquiror will deposit such shares of Acquiror Common Stock (the "Stockholder Escrow Shares"), and will further deposit one or more certificates evidencing an equivalent number of shares of Acquiror Common Stock (the "Acquiror Escrow Shares," and together with the Stockholder Escrow Shares, the "Escrow Shares"), into escrow pursuant to an escrow agreement, substantially in the form of Exhibit A hereto (the "Escrow Agreement"), to be entered into at the Closing (as defined in Section 2.5) among Acquiror, the Stockholders' Representative (as defined in Section 2.3(b)), on behalf of the Company Stockholders (other than the Dissenting Company Stockholders), and an escrow agent mutually acceptable to the parties (the "Escrow Agent"). The Stockholder Escrow Shares shall be held in escrow pursuant to the Escrow Agreement as security for the performance of the indemnity obligations of the Company Stockholders under Section 10.2 of this Merger Agreement and the Acquiror Escrow Shares shall be held in escrow pursuant to the Escrow Agreement as security for the performance of the indemnity obligations of Acquiror under Section 10.3 of this Merger Agreement. The Escrow Shares shall be released only in accordance with the terms of the Escrow Agreement.

                           (b) Each Company  Stockholder  hereby appoints Arnold
S. Gumowitz as attorney-in-fact with full power and authority to act for and on behalf of any or all of the Company Stockholders (other than any Dissenting Company Stockholders), with full power of substitution in the premises, in connection with the indemnity provisions of Section 10.2 of this Merger
Agreement, the Escrow Agreement and such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby and thereby including, without limitation, (i) to review all claims for indemnification asserted by an Acquiror Indemnified Person (as defined in Section 10.2), and, to the extent deemed appropriate, dispute, question the accuracy of, compromise, settle or otherwise resolve any and all such claims,
(ii) to compromise on their behalf with Acquiror any claims asserted thereunder,
(iii) to authorize payments to be made with respect to any such claims for indemnification, (iv) to execute and deliver on behalf of such Company Stockholders any document or agreement contemplated by or necessary or desirable in connection with this Merger Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby, and (v) to take such further actions including coordinating and administering post-Closing matters related to the rights and obligations of such Company Stockholders as are authorized in this Merger Agreement or the Escrow Agreement (the above named representative, as well as any subsequent representative of such Company Stockholders appointed by a majority vote of such Company Stockholders being referred to herein as the "Stockholders' Representative"). Acquiror and Acquiror Sub shall be entitled to rely on such appointment and treat such Stockholders' Representative as the duly appointed attorney-in-fact of each such Company Stockholder.

         SECTION 2.4.      STOCK TRANSFER BOOKS.

                  At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to Acquiror for any reason shall, subject to Section
2.2 and Section 2.3, be converted into shares of Acquiror Common Stock issuable in exchange therefor pursuant to Section 2.1(a) and any cash in lieu of fractional shares of Acquiror Common Stock to which the holders thereof are entitled pursuant to Section 2.2(c).

         SECTION 2.5.      CLOSING.

                  Subject to the terms and conditions of this Merger Agreement, the closing of the Merger (the "Closing") will take place as soon as practicable (but, in any event, within five (5) business days) after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in
Article VIII hereof, at the offices of Acquiror, 1250 24th St., NW, Suite 725, Washington, DC 20037, unless another date or place is agreed to in writing by the parties hereto (the date of the Closing being referred to herein as the "Closing Date").

         SECTION 2.6.      TRANSFERABILITY OF ACQUIROR COMMON STOCK.

                  (a) The shares of Acquiror Common Stock to be issued and delivered to the Company Stockholders in the Merger in accordance with the provisions of this Article II will not have been registered under the Securities Act or under the securities Laws of any state as of the Effective Time. Accordingly, such shares of Acquiror Common Stock will not be transferable except in compliance with the Securities Act, any state securities Laws, the rules, regulations and other administrative regulations promulgated under the Securities Act and any state securities Laws and shall bear appropriate legends to this effect. In addition, where applicable, the Escrow Shares shall contain a legend providing notice as to the Escrow Agreement.

                  (b) The shares of Acquiror Common Stock to be issued and delivered to the Company Stockholders in the Merger in accordance with the provisions of this Article II will also be subject to the restrictions contained in the Investment Agreements (as defined in Section 4.6). In addition to the other legends described in this Merger Agreement, the certificates evidencing the shares of Acquiror Common Stock to be issued and delivered to the Company Stockholders in the Merger in accordance with the provisions of this Article II (including the Escrow Shares) will contain a legend providing notice as to the Investment Agreements.

                  (c) The shares of Acquiror Common Stock to be issued and delivered to certain Company Stockholders who are or may be "affiliates" of the Company, as such term is used in SEC Accounting Series Release Nos. 130 and 135, will also be subject to the restrictions contained in the Company Affiliate Agreements (as defined in Section 3.25). In addition to the other legends described in this Merger Agreement, the certificates evidencing the shares of Acquiror Common Stock to be issued and delivered to such Company Stockholders in the Merger in accordance with the provisions of this Article II (including the Escrow Shares) will contain a legend providing notice as to the Company Affiliate Agreements.

                  (d) If any Company Stockholder who is or may be an "affiliate" of the Company, as such term is used in SEC Accounting Series Release Nos. 130 and 135, refuses to execute a Company Affiliate Agreement, Acquiror may, in lieu of receipt of such Company Affiliate Agreement, be entitled to place appropriate legends on the certificates evidencing the Acquiror Common Stock to be received by such Company Stockholder pursuant to the terms of this Merger Agreement (including the applicable Escrow Shares), and to issue appropriate stock transfer instructions to the transfer agent for Acquiror Common Stock, to the effect that the shares received or to be received by such Company Stockholder pursuant to this Merger Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his or her interest in or risks relating to such shares, pursuant to the requirements set forth in the Company Affiliate Agreement. The foregoing restrictions on the transferability of Acquiror Common Stock shall apply to all purported sales, transfers and other conveyances of the shares received or to be received by any such affiliate
Company Stockholder pursuant to this Merger Agreement and to all purported reductions in the interest in or risks relating to such shares, whether or not such Company Stockholder has exchanged the Certificate previously evidencing the shares of Company Common Stock which were converted into such shares.

         SECTION 2.7.      DISSENTING COMPANY STOCKHOLDERS.

         Subject to the terms and conditions of this Merger Agreement, including without limitation Section 7.1 hereof, at and after the Effective Time, any holder of shares of Company Common Stock who complies with Section 623 of New York Law (a "Dissenting Company Stockholder") shall be entitled to obtain payment from the Surviving Corporation of the fair value of such Dissenting Company Stockholder's shares of Company Common Stock as determined pursuant to
Section 623 of New York Law; provided, however, that, to the extent permissible under New York Law, no such payment shall be made unless and until such Dissenting Company Stockholder has surrendered to Acquiror the Certificate representing the shares of Company Common Stock for which payment is being made. The Company shall give Acquiror prompt notice of any demands for appraisal or withdrawals of demands for appraisal received by the Company and any other Documents obtained by the Company pursuant to the provisions of Section 623 of New York Law, and, except with the prior written consent of Acquiror, which shall not be unreasonably withheld, shall not settle or offer to settle any such demands.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Acquiror as follows:

         SECTION 3.1.      ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has the requisite power and authority to own, operate, lease and otherwise to hold and operate the Company Assets (as defined in Section 11.2) and to carry on its business as now being conducted and as proposed to be conducted and to perform the terms of this Merger Agreement and the transactions contemplated hereby. The Company is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the character of the Company Assets owned, operated or leased or the nature of its activities makes such qualification necessary.

                  (b) Except as set forth in Schedule 3.1, the Company has no Subsidiaries (as defined in Section 11.2) and neither the Company nor any Subsidiary has any equity investment or other interest in, nor has the Company or any Subsidiary made advances or loans to (other than for customary credit extended to customers of the Company in the Ordinary Course of Business (as defined in Section 11.2) and reflected in the Financial Statements (as defined in Section 3.6(a))), any Person (as defined in Section 11.2). Schedule 3.1 sets forth (i) the authorized capital stock or other equity interests of each direct and indirect Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary directly or indirectly owned by the Company, and (ii) the nature and amount of any such equity investment, other interest or advance. All of such shares of capital stock or other equity interests of the Subsidiaries directly or indirectly held by the Company have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. The Company directly, or indirectly through wholly owned Subsidiaries, owns all such shares of capital stock or other equity interests of the direct or indirect Subsidiaries free and clear of all Encumbrances (as defined in Section 11.2). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation (as listed in Schedule 3.1), and has the requisite power and authority to own, operate, lease and otherwise to hold and operate the Company Assets and to carry on its business as now being conducted and as proposed to be conducted. Each Subsidiary is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the character of the Company Assets owned, operated or leased or the nature of its activities makes such qualification necessary.

         SECTION 3.2.      CERTIFICATE OF INCORPORATION AND BYLAWS.

                  The Company has delivered to Acquiror a complete and correct copy of the certificate of incorporation, bylaws and other organizational or governing document of the Company and each Subsidiary, each as amended to date. Such certificates of incorporation, bylaws and other organizational or governing documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational or governing document.

         SECTION 3.3.      CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 200 shares of Company Common Stock, all of which are duly authorized, validly issued and outstanding, fully paid and nonassessable, and none of which are held in the treasury of the Company. All of the issued and outstanding shares of Company Common Stock are owned beneficially and of record by the Company Stockholders free and clear of all Encumbrances. There are no options, warrants or other rights or Agreements (as defined in Section 11.2) of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of the Company. There are no outstanding obligations or Agreements of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued in accordance with applicable Laws and are fully paid and nonassessable and not subject to preemptive rights.

                  (b) Except as set forth in Schedule 3.3, the Company has no outstanding indebtedness for borrowed money, except for operating expenses incurred in the Ordinary Course of Business.

         SECTION 3.4.      AUTHORITY.

                  Subject to obtaining the Company Stockholder Approval (as defined in Section 3.20), the execution and delivery of this Merger Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement and the other Agreements contemplated hereby, or to consummate the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and Acquiror Sub, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 3.5.      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Except as set forth in Schedule 3.5, the execution and delivery of this Merger Agreement by the Company does not, and the performance by the Company of its obligations under this Merger Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of the Company, (ii) subject to (A) obtaining the consents, approvals, authorizations or permits of, and making the filings with or notifications to, the applicable Government Entity (as defined in Section 11.2) pursuant to the applicable requirements of the HSR Act (as defined in Section 11.2) and the Communications Act (as defined in Section 11.2), and (B) the filing and recordation of the Certificate of Merger in accordance with New York Law and Delaware Law, conflict with or violate any Law applicable to the Company or any Subsidiary or any of the Company Assets, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which any of the Company Assets is subject.

                  (b) Except as set forth in Schedule 3.5 and subject to (A) obtaining the consents, approvals, authorizations or permits of, and making the filings with or notifications to, the applicable Government Entity pursuant to the applicable requirements of the HSR Act and the Communications Act, and (B) the filing and recordation of the Certificate of Merger in accordance with New York Law and Delaware Law, the execution and delivery of this Merger Agreement by the Company does not, and the performance of this Merger Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity.

         SECTION 3.6.      FINANCIAL STATEMENTS.

                  (a) The Company has prepared an audited consolidated balance sheet of the Company and the Subsidiaries as of the end of each of the fiscal years ended December 31, 1996, 1997 and 1998 (the "Audited Balance Sheets") and the related audited consolidated statements of income, shareholders' equity and cash flows of the Company and the Subsidiaries for such fiscal years (the Audited Balance Sheets and such audited consolidated statements of income, shareholders' equity and cash flows are hereinafter referred to collectively as the "Audited Statements"), in each case audited by Ernst & Young LLP in accordance with generally accepted auditing standards and accompanied by the related report of Ernst & Young LLP. A true and complete copy of the Audited Statements has been delivered to Acquiror and is attached as Schedule 3.6 hereto. The Company has also prepared an unaudited consolidated balance sheet of the Company and the Subsidiaries as of September 30, 1999 (the "Unaudited Balance Sheet") and the related unaudited consolidated statements of income and cash flows of the Company and the Subsidiaries for the nine-month period ended on September 30, 1999 (the Unaudited Balance Sheet and such unaudited consolidated statements of income and cash flows are hereinafter referred to collectively as the "Unaudited Statements" and, together with the Audited Statements, as the "Financial Statements").

                  (b) The Financial Statements, including, without limitation, the notes thereto, (i) have been prepared in accordance with the books and records of the Company and the Subsidiaries, and (ii) present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with prior accounting periods, except as noted thereon and subject, in the case of the Unaudited Statements, to normal and recurring year-end adjustments which are not expected to be material in amount. All changes in accounting methods (for financial accounting purposes) made, agreed to, requested or required with respect to the Company or any of the Subsidiaries since January 1, 1999 are reflected in the Financial Statements.

         SECTION 3.7.      ACCOUNTS RECEIVABLE; BILLING AND ACCOUNTING SYSTEMS.

                  (a) The accounts receivable of the Company and the Subsidiaries reflected on the Audited Balance Sheet as of December 31, 1998, reflected on the Unaudited Balance Sheet as of September 30, 1999 or thereafter acquired by the Company or any Subsidiary have been collected or are bona fide, arose in the Ordinary Course of Business, and to the Company's knowledge, are not subject to any disputes or offsets that might have a Company Material Adverse Effect (as defined in Section 11.2) alone or in the aggregate.

                  (b) Except as set forth on Schedule 3.7, the Company or a Subsidiary is the sole and exclusive legal and equitable owner of and has good and marketable title to each component of the billing and accounting systems of the Company and the Subsidiaries, including all Intellectual Property (as defined in Section 3.15(a)) used in such systems. The billing and accounting systems of the Company and the Subsidiaries accurately and appropriately record and process all matters that such systems are designed to record or process, and such systems are Year 2000 Compliant (as defined in Section 11.2).

         SECTION 3.8.      OWNERSHIP AND CONDITION OF THE COMPANY ASSETS.

                  The Company or a Subsidiary is the sole and exclusive legal and equitable owner of and has good and marketable title to the Company Assets reflected in the Audited Balance Sheets and in the Unaudited Balance SHEET, and all material Company Assets purchased by the Company or by any Subsidiary since December 31, 1998 (except for Company Assets reflected in such Audited Balance Sheets and Unaudited Balance Sheet or acquired since December 31, 1998 which have been sold or otherwise disposed of in the Ordinary Course of Business) and, except as set forth in Schedule 3.8, such Company Assets are free and clear of all Encumbrances. No Person or Government Entity has an option to purchase, right of first refusal or other similar right with respect to all or any part of the Company Assets. All of the personal property of the Company and the Subsidiaries is in good working order and repair, ordinary wear and tear excepted, and is suitable and adequate for the uses for which it is intended or is being used.

         SECTION 3.9.      MATERIAL LEASES.

                  Schedule 3.9 lists and briefly describes all Material Leases (as defined in Section 11.2) under which the Company or any Subsidiary is lessee or lessor of any Company Asset, or holds, manages or operates any Company Asset owned by any third party, or under which any Company Asset owned by the Company or any Subsidiary is held, operated or managed by a third party. The Company or the applicable Subsidiary is the owner and holder of all leasehold estates purported to be granted to the Company or such Subsidiary by the Material Leases described in Schedule 3.9 and the Company or such Subsidiary is the owner of all equipment, machinery and other Company Assets thereon or in buildings and structures thereon, in each case free and clear of all Encumbrances. Each such Material Lease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances. All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder. Except as set forth on Schedule 3.9, the Company or the applicable Subsidiary has performed in all material respects all obligations thereunder required to be performed by the Company or such Subsidiary. Except as set forth on Schedule 3.9, no party is in default in any material respect under any of the foregoing, and to the Company's knowledge, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

         SECTION 3.10.     MATERIAL CONTRACTS.

                  Schedule  3.10 lists all  Material  Contracts  (as  defined in
Section 11.2), and the Company has delivered to Acquiror true and correct copies of all such Agreements. Except to the extent any such Material Contract has previously expired in accordance with its terms, as the same may have been amended from time to time, each Material Contract is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company or the applicable Subsidiaries and, to the Company's knowledge, the other parties thereto. There have been no threatened cancellations of any such Material Contract and there are no outstanding material disputes thereunder. Except as described in Schedule 3.10, the Company or the applicable Subsidiary has in all material respects performed all the obligations thereunder required to be performed by the Company or such Subsidiary. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any other party, is in default in any material respect under any of the Material Contracts described in Schedule 3.10, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default by the Company or any Subsidiary, except for any such defaults which would not reasonably be expected to have a Company Material Adverse Effect.

         SECTION 3.11.     REAL PROPERTY.

                  Schedule 3.11 contains a list and brief description of all interests in real estate, easements, rights to access, rights-of-way and other real property interests which are owned, leased, used or held for use by the Company or any Subsidiary, excluding the real property interests granted pursuant to the Material Leases (collectively, the "Real Property"). The Real Property described in Schedule 3.11 constitutes all real property interests necessary to conduct the business and operations of the Company and the Subsidiaries as now conducted. The Company and the Subsidiaries are not aware of any easement or other real property interest, other than those described in
Schedule 3.11, that is required, or that has been asserted by a Government Entity or other Person to be required, to conduct the business and operations of the Company and the Subsidiaries. The Company has delivered to Acquiror true and complete copies of all deeds, leases, easements, rights-of-way and other instruments pertaining to the Real Property (including any and all amendments and other modifications of such instruments). All Real Property (including the improvements thereon) (a) is in good condition and repair consistent with its present use, (b) is available to the Company or the applicable Subsidiary for immediate use in the conduct of the Company's business and operations, and (c) to the Company's knowledge complies in all material respects with all applicable building or zoning codes and the regulations of any Government Entity.

         SECTION 3.12.     ENVIRONMENTAL MATTERS.

                  The Company and the Subsidiaries have complied in all material respects and are in material compliance with all Environmental Laws (as defined in Section 11.2), except where the failure so to comply would not have a Company Material Adverse Effect. There are no pending or, to the knowledge of the
Company, threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither the Company nor any Subsidiary has directly or indirectly received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Government Entity or any other Person arising out of or attributable to: (a) the current or past presence at any part of the Real Property of Hazardous Materials (as defined in Section 11.2) or any substances that pose a hazard to human health or an impediment to working conditions; (b) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (c) the off-site disposal of Hazardous Materials originating on or from the Real Property; (d) any facility operations or procedures of the Company or any Subsidiary which do not conform to requirements of the Environmental Laws; or (e) any violation of Environmental Laws at any part of the Real Property or otherwise arising from the Company's or any Subsidiary's activities involving Hazardous Materials.

         SECTION 3.13.     LITIGATION.

                  Except as described on Schedule 3.13, there is no action, suit, investigation, claim, proceeding, arbitration or litigation pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary, the Company Assets or the business and operations of the Company or any Subsidiary, at law or in equity, or before or by any court, arbitrator or Government Entity. The Company and the Subsidiaries are not operating under or subject to any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Government Entity.

         SECTION 3.14.     COMPLIANCE WITH LAWS; LICENSES AND PERMITS.

                  The Company and the Subsidiaries have complied and are in compliance in all material respects with all Laws applicable to the Company, any Subsidiary, the Company Assets and the Company's or any Subsidiary's business and operations, including all U.S., foreign, federal, state and local Laws pertaining to employment or labor, safety, health, environmental protection, zoning and other matters, except where the failure so to comply would not have a Company Material Adverse Effect. The Company and the Subsidiaries have obtained and hold all Licenses (as defined in Section 11.2) (the "Company Licenses") from all Government Entities necessary to conduct the business and operations of the Company and the Subsidiaries as now conducted and as proposed to be conducted and to own, use and maintain the Company Assets, except where the failure to possess any such License would not have a Company Material Adverse Effect. All Company Licenses are valid and in full force and effect, except for any such invalidity or failure to be in full force and effect that would not have a Company Material Adverse Effect, and neither the Company nor any Subsidiary is in violation of or default under any Company License, except for any such violation or default that would not have a Company Material Adverse Effect. All returns, reports, statements and other documents required to be filed by the Company or any Subsidiary with any Government Entity have been filed and complied with and are true, correct and complete in all material respects (and any related fees required to be paid have been paid in full). To the knowledge of the Company, all records of every type and nature relating to the Company Licenses, the Company Assets or the business or operations of the Company or any Subsidiary have been maintained in all material respects in accordance with good business practices and the rules of any Government Entity and are maintained at the Company or the appropriate Subsidiary.

         SECTION 3.15.     INTELLECTUAL PROPERTY.

                  (a) The Company or a Subsidiary owns, or is licensed or otherwise possesses all necessary rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs and applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or marketed in the business of the Company or any Subsidiary as presently conducted and as proposed to be conducted or included or proposed to be included in the Company's or any Subsidiary's products or services or proposed products or services (the "Company Intellectual Property Rights").

                  (b) Schedule 3.15 lists all (i) material Company Intellectual Property Rights, (ii) licenses, sublicenses and other Agreements as to which the Company or any Subsidiary is a party and pursuant to which any Person is authorized to use any Intellectual Property, and (iii) licenses, sublicenses and other Agreements as to which the Company or any Subsidiary is a party and pursuant to which the Company or any Subsidiary is authorized to use any Intellectual Property right of any other Person.

                  (c) To the knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property Rights, any trade secret material to the Company or any Subsidiary, or any Intellectual Property right of any third party to the extent licensed by or through the Company or any Subsidiary, by any third party, including any employee or former employee of the Company or any Subsidiary.

                  (d) Neither the Company nor any Subsidiary is, nor will it be as a result of the execution and delivery of this Merger Agreement or the performance of its obligations under this Merger Agreement, in breach of any license, sublicense or other Agreement relating to the Company Intellectual Property Rights.

                  (e) Neither the Company nor any Subsidiary (i) has been served with process, or is aware that any Person is intending to serve process on the Company or any Subsidiary, in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property or other proprietary right of any third party or (ii) has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or Agreement involving Intellectual Property against any third party. The business of the Company and the Subsidiaries as presently conducted and as proposed to be conducted, and the Company's and the Subsidiaries' products and services or proposed products and services do not infringe any Intellectual Property or other propriety right of any third party.

         SECTION 3.16.     TAXES AND ASSESSMENTS.

                  (a) Except as described on Schedule 3.16, the Company and the Subsidiaries have paid or reserved for all Taxes (as defined in Section 11.2) due and payable for or with respect to all periods up to and including the date hereof (without regard to whether or not such Taxes are or were disputed), whether or not shown on any Tax Return (as defined in Section 11.2).

                  (b) The Company and the Subsidiaries have (or, in the case of Tax Returns becoming due after the date hereof and before the Closing, will have prior to the Closing) duly filed on a timely basis all Tax Returns that they were required to file at or before the Closing. All such Tax Returns were (or, in the case of Tax Returns becoming due after the date hereof and before the Closing, will be) accurate and complete in all material respects. Except as described on Schedule 3.16, neither the Company nor any Subsidiary is the beneficiary of any extension of time within which to file any Tax Return. No claim that has not been resolved has ever been made by a Government Entity in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction. Neither the Company nor any Subsidiary has given any currently effective waiver of any statute of limitations in respect of Taxes or agreed to any currently effective extension of time with respect to a Tax assessment or deficiency. There are no security interests on any of the Company Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (c) The Company and the Subsidiaries have (or, in the case of any such Taxes required to be withheld or paid after the date hereof and before the Closing, will have prior to the Closing) withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (d) Neither the Company nor any Subsidiary, including any director, officer or employee responsible for Tax matters of the Company or any Subsidiary, nor any Company Stockholder, including any director, officer or employee responsible for Tax matters of any Company Stockholder, is aware of any facts or circumstances which could give rise to a reasonable expectation that any Government Entity may assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any liability for Taxes of the Company or any Subsidiary either (i) claimed or raised by any Government Entity in writing or (ii) as to which the Company or any Subsidiary has knowledge based upon personal contact with any agent of such Government Entity. The Company has delivered to Acquiror correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since December 31, 1995. Schedule 3.16 sets forth a complete and accurate list of all Tax Returns filed with respect to the taxable periods of the Company and the Subsidiaries ended on or after December 31, 1995; indicates those Tax Returns that have been audited; and indicates those Tax Returns that currently are the subject of an audit.

                  (e) The unpaid Taxes of the Company and the Subsidiaries (i) did not, as of the date of the most recent Unaudited Statement, exceed the reserve for Tax liabilities (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Unaudited Statement and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and the Subsidiaries in filing their Tax Returns.

                  (f) Neither the Company nor any Subsidiary has filed a consent under Section 341(f) of the Code, concerning collapsible corporations. Neither the Company nor any Subsidiary has made any payment, is obligated to make any payment or is a party to any Agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code in connection with the transactions contemplated by this Merger Agreement. Except as set forth on Schedule 3.16, the Company and the Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Except as set forth on Schedule 3.16, neither the Company nor any Subsidiary is a party to any Tax allocation or sharing Agreement. Neither the Company nor any Subsidiary has been a member of an Affiliated Group (as defined in Section 11.2) filing a consolidated federal income Tax Return, other than a group the common parent of which is the Company. Neither the Company nor any Subsidiary has any liability for the Taxes of any other Person under

Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Agreement or otherwise.

         SECTION 3.17.     EMPLOYMENT MATTERS.

                  (a) None of the Company, any Subsidiary or any Employee Benefit Plan (as defined in Section 11.2) maintained by the Company or any Subsidiary or to which the Company or any Subsidiary has or has had the obligation to contribute in respect of any current or former employee (such Employee Benefit Plans, collectively, the "Company Benefit Plans") is in violation of any provisions of Law (including without limitation, if any Company Benefit Plan is intended by the Company or any Subsidiary to satisfy the requirements for Tax qualification described in Section 401 of the Code, the
Code and the requirements for Tax qualification described in Section 401 thereof), except for any such violation which would not have a Company Material Adverse Effect. Each Company Benefit Plan has been administered in accordance with its terms. No reportable event, within the meaning of Section 4043(c)(1),
(2), (3), (5), (6), (7) or (10) of ERISA (as defined in Section 11.2), has occurred and is continuing with respect to any such Employee Benefit Plan and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan. No Company Benefit Plan is a Multiemployer Plan (as such term is defined in ERISA), is subject to Title IV of ERISA or provides post-retirement medical, life insurance or other benefits except to the extent required to comply with the health care continuation coverage requirements of ERISA and the Code. Except as set forth in Schedule 3.17, neither the Company nor any Subsidiary (i) maintains or has ever maintained any Employee Benefit Plan or Other Arrangement (as defined in Section 11.2), (ii) is or ever has been a party to any Employee Benefit Plan or Other Arrangement or (iii) has any obligations under any Employee Benefit Plan or Other Arrangement.

                  (b) There are no collective bargaining or similar Agreements applicable to any employees of the Company or any Subsidiary and neither the Company nor any Subsidiary has any duty to bargain with any labor organization with respect to any such employees. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by the Company or any Subsidiary.

                  (c) With respect to any persons employed by the Company or any Subsidiary, to the Company's knowledge, the Company and the Subsidiaries are in compliance with all Laws respecting employment conditions and practices, have withheld all amounts required by any applicable Laws to be withheld from wages or any Taxes or penalties for failure to comply with any of the foregoing, except for any such noncompliance which would not have a Company Material Adverse Effect.

                  (d) With respect to any persons employed by the Company or any Subsidiary, (i) neither the Company nor any Subsidiary has engaged in any unfair labor practice within the meaning of the National Labor Relations Act or has violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices, except for any such practice or violation which would not have a Company Material Adverse Effect; and (ii) there are no pending or, to the knowledge of the Company, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company or any Subsidiary before any Government Entity nor, to the knowledge of the Company, does any basis therefor exist.

                  (e) No Company Benefit Plan or Other Arrangement of the Company or any Subsidiary, individually or collectively, provides for any payment by the Company or any Subsidiary to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

                  (f) The Company has furnished to Acquiror true and complete copies of each of the following: (i) the documents setting forth the terms of each Company Benefit Plan; (ii) all related trust Agreements or annuity Agreements (and any other funding document) for each Company Benefit Plan; (iii) for the three (3) most recent plan years, all annual reports (Form 5500 series) on each Company Benefit Plan that have been filed with any Government Entity;
(iv) the current summary plan description and subsequent summaries of material modifications for each Company Benefit Plan that is subject to Title I of ERISA;
(v) all DOL (as defined in Section 11.2) opinions on any Company Benefit Plan; (vi) all correspondence with the PBGC (as defined in Section 11.2) on any Company Benefit Plan exchanged during the past three (3) years; (vii) all IRS (as defined in Section 11.2) rulings, opinions or technical advice relating to any Company Benefit Plan and the current IRS determination letter issued with respect to each Company Benefit Plan that is a Qualified Plan (as defined in Section 11.2); (viii) all current Agreements with service providers or fiduciaries for providing services on behalf of any Company Benefit Plan; and (ix) a true and complete list of the names, positions, rates of compensation and fringe benefits of all employees of the Company and the Subsidiaries; and Acquiror acknowledges receipt of the documents listed in
Schedule 3.17(f). For each Other Arrangement of the Company or any Subsidiary, the Company has furnished to Acquiror true and complete copies of each policy, Agreement or other document setting forth or explaining the current terms of such Other Arrangement, all related trust Agreements or other funding documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all significant employee communications, all correspondence with or other submissions to any Government Entity, and all current Agreements with service providers or fiduciaries for providing services on behalf of any such Other Arrangement.

                  (g) The Company and the Subsidiaries have made all contributions and other payments required by and due under the terms of each Company Benefit Plan and Other Arrangement of the Company or any Subsidiary and have taken no action during the past three (3) years (other than actions required by Law) relating to any Company Benefit Plan or any such Other Arrangement that will increase Acquiror's, the Surviving Corporation's or any Subsidiary's obligation under any Company Benefit Plan or any such Other Arrangement.

                  (h) No Company Benefit Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Company Benefit Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

         SECTION 3.18.     TRANSACTIONS WITH RELATED PARTIES.

                  Except as set forth in Schedule 3.18, neither any present or, to the knowledge of the Company, former director, officer, employee with a salary in excess of $60,000, or stockholder of the Company or any Subsidiary who beneficially owns more than 5% of the capital stock of the Company or any Subsidiary, nor any affiliate of such director, officer, employee or stockholder:

                  (a) owns, directly or indirectly,  any interest in (except for holdings in securities that are listed on a national securities exchange, quoted on a national automated quotation system or regularly traded in the over-the-counter market, where such holdings are not in excess of two percent (2%) of the outstanding class of such securities and are held solely for investment purposes), or is a stockholder, partner, other holder of equity interests, director, officer, employee, consultant or agent of, any Person that is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the Company or any Subsidiary, except where the value to such individual of any such arrangement with the Company or any Subsidiary has been less than $60,000 in the last twelve (12) months;

                  (b) owns, directly or indirectly, in whole or in part, any assets or property with a fair market value of $60,000 or more which the Company or any Subsidiary currently uses in its business;

                  (c) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to, the Company or any Subsidiary, except for claims arising in the Ordinary Course of Business from any such person's service to the Company or any Subsidiary as a director, officer or employee;

                  (d) has sold or leased to, or purchased or leased from, the Company or any Subsidiary any assets or property for consideration in excess of $60,000 in the aggregate since January 1, 1995;

                  (e) is a party to any Agreement pursuant to which the Company or any Subsidiary provides office space to any such Person, or provides services of any nature to any such Person, other than in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary; or

                  (f) has, since January 1, 1995, engaged in any other material transaction with the Company or any Subsidiary involving in excess of $60,000 in any twelve (12) month period, other than (i) in the Ordinary

Course of Business in connection with the employment of such person by the Company or any Subsidiary, and (ii) dividends, distributions and stock issuances to all stockholders on a pro rata basis.

         SECTION 3.19.     INSURANCE.

                  The Company has made available to Acquiror copies of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the Company Assets or the business and operations of the Company or any Subsidiary. All such policies: (a) are in full force and effect; (b) are sufficient for compliance by the Company and the Subsidiaries with all requirements of applicable Law and of all Licenses and other Agreements to which the Company or any Subsidiary is a party; (c) are valid, outstanding, and enforceable policies; and (d) insure against risks of the kind customarily insured against and in amounts customarily carried by corporations similarly situated and provide adequate insurance coverage for the Company Assets and the business and operations of the Company and the Subsidiaries.

         SECTION 3.20.     VOTING REQUIREMENTS.

                  The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Merger Agreement and the transactions contemplated hereby.

         SECTION 3.21.     COMPLIANCE WITH FOREIGN CORRUPT PRACTICES ACT.

                  None of the Company, any Subsidiary nor any of their respective officers, directors or, to the knowledge of the Company, any of their respective employees or agents (or stockholders, distributors, representatives or other Persons acting on the express, implied or apparent authority of the Company or of any Subsidiary) has paid, given or received or has offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Government Entity in the United States or elsewhere in connection with or in furtherance of the business of the Company or any Subsidiary (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company or any Subsidiary in obtaining business for or with, or directing business to, any Person, or (b) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Company and the Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

         SECTION 3.22      NO STOCK TRADING OR SHORT POSITIONS.

                  Neither the Company, any Subsidiary, any Company Stockholder, nor any affiliate or officer of the Company, any Subsidiary or any Company Stockholder has traded, directly or indirectly, or taken a short position, in Acquiror Common Stock subsequent to the signing of a certain letter of intent in connection with this transaction on September 17, 1999.

         SECTION 3.23.     BROKERS.

                  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company, any Subsidiary, or any Company Stockholder.

         SECTION 3.24.     BOARD RECOMMENDATION.

                  In compliance with New York Law, the board of directors of the Company has adopted by unanimous written consent a resolution approving and adopting this Merger Agreement and the transactions contemplated hereby and recommending approval and adoption of this Merger Agreement and the transactions contemplated hereby by the Company Stockholders.

         SECTION 3.25.     COMPANY AFFILIATE AGREEMENTS.

                  Schedule 3.25 lists all Persons who are or may be "affiliates" of the Company, as such term is used in SEC Accounting Series Release Nos. 130 and 135 (the "Company Affiliates"). The Company Affiliates have indicated to the Company that they intend to execute and deliver to Acquiror affiliate agreements, in substantially the form attached hereto as Exhibit B-1 (the "Company Affiliate Agreements"), in accordance with Section 7.8.

         SECTION 3.26.     ABSENCE OF UNDISCLOSED LIABILITIES.

                  Except as reflected in the Financial Statements, there are no liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of the Company or any Subsidiary, including but not limited to liabilities for Taxes, of a nature required by GAAP to be reflected, or reserved against, in the Financial Statements and that are not so reflected, or reserved against, in the Financial Statements, except for those liabilities or obligations that have been incurred in the Ordinary Course of Business since the date of the last Financial Statement.

         SECTION 3.27.     YEAR 2000.

                  The Company and the Subsidiaries will not be materially adversely affected by (a) any failure of any computer hardware, software, firmware or embedded chip technology owned by the Company or any Subsidiary to be Year 2000 Compliant; or (b) the cost and/or disruption to normal activities caused by work to be carried out to ensure such computer hardware, software or embedded chip technology is Year 2000 Compliant.

         SECTION 3.28.     POOLING; TAX MATTERS.

                  To the Company's knowledge after reasonable inquiry, neither the Company nor any of its affiliates has taken or agreed to take any action or failed to take any action which action or failure would prevent the Merger from
(a) being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the regulations and interpretations of the SEC; or
(b) qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 3.29.     PROXY STATEMENT.

                  The  information  presented  or  supplied  by the  Company  or required to be presented or supplied by the Company (except to the extent revised or superseded by amendments or supplements) to the Company Stockholders (the "Company Information") in connection with the Company Stockholders Meeting (as defined in Section 7.1(a)) or the proxy statement (as amended or supplemented from time to time, the "Acquiror Proxy Statement") relating to the Acquiror Stockholders Meeting (as defined in Section 7.1(c)), shall not (a) in the case of the Company Information, on the date the Company Information is first presented or otherwise supplied to the Company Stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, or (b) in the case of the Acquiror Proxy Statement, on the date the Acquiror Proxy Statement is first mailed to the stockholders of Acquiror, at the time of the Acquiror Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Merger by or on behalf of the Company for the Company Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Acquiror which is contained in or omitted from the Company Information or the Acquiror Proxy Statement.

         SECTION 3.30.     ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  Except as set forth in Schedule 3.30, since December 31, 1998 there has been no material adverse change in the business, operations, prospects, condition (financial or otherwise), assets or liabilities of the Company or any Subsidiary.

         SECTION 3.31.     DISCLOSURE.

                  No representations or warranties by the Company or the Company Stockholders in this Merger Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by the Company or the Company Stockholders to Acquiror or Acquiror Sub pursuant to the provisions of this Merger Agreement (taken collectively), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF

                            THE COMPANY STOCKHOLDERS

         Each Company Stockholder hereby represents and warrants to Acquiror as follows:

         SECTION 4.1.      TITLE TO COMPANY COMMON STOCK.

                  Except as set forth on Schedule 4.1, such Company Stockholder is and immediately prior to the Effective Time will be the sole legal, beneficial and record owner of the number of shares of Company Common Stock set forth opposite such Company Stockholder's name in the column on Schedule 2.1 entitled "Shares of Company Common Stock." Since the date of issuance or sale of such shares of Company Common Stock to such Company Stockholder, there has been no event, or action taken (or failure to take action) by or against such Company Stockholder, which has resulted or might result in the creation of any Encumbrance on such shares. Such Company Stockholder has and immediately prior to the Effective Time such Company Stockholder will have good, valid and marketable title to such shares of Company Common Stock, free and clear of all Encumbrances, except such restrictions on the transfer of such shares as may be applicable under federal and state securities Laws.

         SECTION 4.2.      AUTHORITY AND CAPACITY.

                  Such Company Stockholder has full legal right, capacity, power and authority to execute and deliver this Merger Agreement and all other documents and Agreements executed or to be executed by such Company Stockholder pursuant hereto, and to consummate the transactions contemplated hereby and thereby. If such Company Stockholder is an entity, the execution and delivery by such Company Stockholder of this Merger Agreement and all other documents and Agreements executed or to be executed by such Company Stockholder pursuant hereto, and the consummation by such Company Stockholder of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or trust action, and no other corporate or trust proceedings on the part of such Company Stockholder are necessary to authorize this Merger Agreement and such other documents and Agreements, or to consummate such transactions contemplated hereby and thereby.

         SECTION 4.3.      ABSENCE OF VIOLATION.

                  The execution, delivery and performance by such Company Stockholder of this Merger Agreement and all other documents and Agreements contemplated hereby to which such Company Stockholder is a party, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with, or violate any provision of, any Laws having applicability to such Company Stockholder; or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which such Company Stockholder is a party.

         SECTION 4.4.      RESTRICTIONS AND CONSENTS.

                  Subject to obtaining the consents, approvals, authorizations or permits of, and making the filings with or notifications to, the applicable
Government Entity pursuant to the applicable requirements, if any, of the HSR Act and the Communications Act, there are no Agreements, Laws or other restrictions of any kind to which such Company Stockholder is party or subject that would prevent or restrict, or require the consent or filing with or notification to, any Person in connection with, the execution, delivery or performance by such Company Stockholder of this Merger Agreement and all other documents and Agreements contemplated hereby to which such Company Stockholder is a party.

         SECTION 4.5.      BINDING OBLIGATION.

                  This  Merger  Agreement  constitutes,  and each  document  and
Agreement to be executed by such Company Stockholder pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall constitute, a valid and binding obligation of such Company Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 4.6.      INVESTMENT AGREEMENTS.

                  An investment agreement in the form attached hereto as Exhibit C (together with the related investor questionnaire and, if applicable, purchaser's representative certificate, the "Investment Agreement") will be executed and delivered to Acquiror by such Company Stockholder in accordance with Section 7.16, and such Investment Agreement, when so executed and delivered, will constitute a legal, valid and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with its terms.

         SECTION 4.7.      COMPANY AFFILIATE AGREEMENTS.

                  If such Company Stockholder is a Company Affiliate, such Company Stockholder will execute and deliver to Acquiror a Company Affiliate Agreement in accordance with Section 7.8, and such Company Affiliate Agreement, when so executed and delivered, will constitute a legal, valid and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with its terms

                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF

                            ACQUIROR AND ACQUIROR SUB

                  Acquiror  and  Acquiror  Sub  hereby   jointly  and  severally
represent and warrant to the Company and the Company Stockholders as follows:

         SECTION 5.1.      ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries (as defined in Section 11.2) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of Acquiror and Acquiror Sub has the requisite power and authority to own, lease, operate and otherwise to hold and operate their respective assets and properties, to carry on its business as now being conducted or proposed to be conducted and to perform the terms of this Merger Agreement and the transactions contemplated hereby. Each of Acquiror's Significant Subsidiaries has the requisite power and authority to own, lease, operate and otherwise to hold and operate its assets and properties and to carry on its business as now being conducted or proposed to be conducted. Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries is duly qualified to conduct business, and is in good standing, in each jurisdiction in which the character of the assets or properties owned, operated or leased by it or the nature of its activities makes such qualification necessary.

                  (b) Schedule 5.1 sets forth Acquiror's Significant Subsidiaries and the percentage of the outstanding capital stock or other equity interests of each such Significant Subsidiary directly or indirectly owned by Acquiror. All of such shares of capital stock or other equity interests of such Significant Subsidiaries directly or indirectly held by Acquiror have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. Except as set forth in Schedule 5.1, Acquiror directly, or indirectly through wholly owned subsidiaries, owns all such shares of capital stock or other equity interests of such direct or indirect Significant Subsidiaries free and clear of all Encumbrances.

         SECTION 5.2.      CERTIFICATE OF INCORPORATION AND BYLAWS.

                  Acquiror has delivered to the Company a complete and correct copy of the certificates of incorporation, bylaws and other organizational or governing document of Acquiror and Acquiror Sub, each as amended to date. Such certificates of incorporation, bylaws and other organizational or governing documents are in full force and effect. Neither Acquiror nor Acquiror Sub is in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational or governing document.

         SECTION 5.3.      CAPITALIZATION.

                  The authorized capital stock of Acquiror consists of: (a) one hundred million (100,000,000) shares of Acquiror Common Stock of which twenty-four million eight hundred ten thousand nine hundred thirty-seven (24,810,937) shares were issued and outstanding as of December 12, 1999; and (b) ten million (10,000,000) shares of preferred stock, par value $.001 per share, of which, as of December 12, 1999: (i) one hundred twenty-five (125) shares of 8% Series D Cumulative Convertible Preferred Stock are authorized, of which fifty (50) shares are issued and outstanding; (ii) one hundred twenty-five (125) shares of 8% Series E Cumulative Convertible Redeemable Preferred Stock are authorized, of which fifty (50) shares are issued and outstanding; (iii) two million twenty thousand (2,020,000) shares of Series F Convertible Preferred Stock are authorized, of which one million ten thousand (1,010,000) shares are issued and outstanding; (iv) five hundred thousand (500,000) shares of Series H Convertible Preferred Stock are authorized, issued and outstanding; (v) four hundred thousand (400,000) shares of Series I Convertible Preferred Stock are authorized, issued and outstanding; (vi) forty (40) shares of 5% Series J Cumulative Convertible Preferred Stock are authorized, issued and outstanding;
(vii) thirty (30) shares of 5% Series K Cumulative Convertible Preferred Stock are authorized, issued and outstanding; (viii) one (1) share of 20% Series M Cumulative Convertible Preferred Stock is authorized, issued and outstanding;
(ix) twenty thousand (20,000) shares of 8% Series N Cumulative Convertible Preferred Stock are authorized, of which one thousand five hundred ten (1,510) shares are issued and outstanding; and (x) sixteen thousand one hundred (16,100) shares of 10% Series O Cumulative Convertible Preferred Stock are authorized, issued and outstanding. Acquiror is currently proposing to issue shares of Series L Preferred Stock in connection with the renegotiation of the purchase price of a completed acquisition. Except as set forth in Schedule 5.3, there are no options, warrants or other rights or Agreements of any character relating to the issued or unissued capital stock of Acquiror or obligating Acquiror to issue or sell any shares of capital stock of, or other equity interests in, Acquiror, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of Acquiror. Except as set forth in Schedule 5.3, there are no outstanding obligations of Acquiror to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person, and the shares of Acquiror Common Stock to be issued pursuant to this Merger Agreement are not subject to any preemptive rights.

         SECTION 5.4.      AUTHORITY.

                  Subject to obtaining the requisite approval of Acquiror's stockholders (the "Acquiror Stockholder Approval") for the issuance of Acquiror Common Stock pursuant to the terms of this Merger Agreement (the "Stock Issuance"), the execution and delivery of this Merger Agreement by Acquiror and Acquiror Sub and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Merger Agreement and the other Agreements contemplated hereby, or to consummate the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by Acquiror and Acquiror Sub, and, assuming the due authorization, execution and delivery by the Company and the Company Stockholders, constitutes a legal, valid and binding obligation of Acquiror and Acquiror Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 5.5.      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Except as set forth in Schedule 5.5, the execution and delivery of this Merger Agreement by Acquiror and Acquiror Sub do not, and the performance by Acquiror and Acquiror Sub of their respective obligations under this Merger Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Acquiror or Acquiror Sub, (ii) subject to (A) obtaining the consents, approvals, authorizations or permits of, and making the filings with or notifications to, the applicable Government Entity pursuant to the applicable requirements of the HSR Act and the Communications Act, and (B) the filing and recordation of the Certificate of Merger in accordance with New York Law and Delaware Law, conflict with or violate any Law applicable to Acquiror or Acquiror Sub, or their respective assets and properties, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time would become a default) under any Agreement, or other instrument or obligation to which Acquiror or Acquiror Sub is a party or by which Acquiror or Acquiror Sub is bound, or by which any of their respective properties or assets is subject.

                  (b) Except as set forth in Schedule 5.5 and subject to (A) obtaining the consents, approvals, authorizations or permits of, and making the filings with or notifications to, the applicable Government Entity pursuant to the applicable requirements of the HSR Act and the Communications Act, and (B) the filing and recordation of the Certificate of Merger in accordance with New York Law and Delaware Law, the execution and delivery of this Merger Agreement by Acquiror and Acquiror Sub do not, and the performance of this Merger Agreement by Acquiror and Acquiror Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity.

         SECTION 5.6.      FINANCIAL STATEMENTS.

                  (a) The financial statements (the "Acquiror Financial Statements") set forth in the Acquiror SEC Documents (as defined in Section 5.13) (i) comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) present fairly in all material respects the consolidated financial condition of Acquiror and its consolidated subsidiaries as of (or for the period ending on) their respective dates (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes) and
(iii) have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the absence of footnotes and as permitted by Form 10-Q of the SEC) applied on a consistent basis (except as may be indicated in the notes thereto).

                  (b) Acquiror or one of its Significant Subsidiaries or other consolidated subsidiaries is the sole and exclusive legal and equitable owner of and has good and marketable title to the assets and properties reflected on the balance sheets included in the Acquiror Financial Statements, and all material assets and properties purchased by Acquiror or any of its Significant Subsidiaries or other consolidated subsidiaries since the date of the most recent Acquiror Financial Statement (except for assets and properties reflected in such balance sheets or acquired since the date of the most recent Acquiror Financial Statement which have been sold or otherwise disposed of in the Ordinary Course of Business). No Person or Government Entity has an option to purchase, right of first refusal or other similar right with respect to all or any part of such assets or properties. All of the personal property of Acquiror and its Significant Subsidiaries is in good working order and repair, ordinary wear and tear excepted, and is suitable and adequate for the uses for which it is intended or is being used.

         SECTION 5.7.      AGREEMENTS.

                  All Agreements that were, or were required to be, disclosed in or filed as exhibits to the Acquiror SEC Documents, or which involve an annual aggregate expenditure by Acquiror or its Significant Subsidiaries of $100,000 or more (collectively, the "Acquiror Material Contracts") are, except as set forth in Schedule 5.7 and except to the extent they have previously expired in accordance with their terms, as the same may have been amended from time to time, valid and in full force and effect, and constitute the legal, valid and binding obligation of, and are legally enforceable against, Acquiror or its applicable subsidiaries and, to Acquiror's knowledge, the other parties thereto. There have been no threatened cancellations of any such Acquiror Material Contract and there are no outstanding disputes thereunder, except for any such disputes which would not reasonably be expected to have an Acquiror Material Adverse Effect (as defined in Section 11.2). Neither Acquiror nor any of its Significant Subsidiaries nor, to Acquiror's knowledge, any other party, is in default in any material respect under any of the Acquiror Material Contracts, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default by Acquiror or any of its Significant Subsidiaries, except for any such defaults which (a) are disclosed in the Acquiror SEC Documents (as defined in Section 5.13), (b) would not be required to be disclosed in the Acquiror SEC Documents, or (c) would not reasonably be expected to have an Acquiror Material Adverse Effect.

         SECTION 5.8.      LITIGATION.

                  Except as set forth in Schedule 5.8, there is no action, suit, investigation, claim, proceeding, arbitration or litigation pending or, to the knowledge of Acquiror, threatened against or involving Acquiror, Acquiror Sub, Acquiror's Significant Subsidiaries, or the assets, business and operations of Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, at law or in equity, or before or by any court, arbitrator or Government Entity. None of Acquiror, Acquiror Sub nor any of Acquiror's Significant Subsidiaries is operating under or subject to any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Government Entity.

         SECTION 5.9.      TAXES AND ASSESSMENTS.

                  (a) Except as set forth on Schedule 5.9, Acquiror and its Significant Subsidiaries have (i) duly and timely paid all Taxes which have become due and payable by them; (ii) neither Acquiror nor any of its Significant Subsidiaries has received, nor does Acquiror have any knowledge of, any notice of deficiency or assessment or proposed deficiency or assessment with respect to any Taxes from any Government Entity; and (iii) to Acquiror's knowledge, there are no audits pending and there are no outstanding Agreements or waivers by Acquiror that extend the statutory period of limitations applicable to any federal, state, local, or foreign Tax returns or Taxes. See Schedule 5.9 for potential additional Tax liabilities. Except as set forth on Schedule 5.9, neither Acquiror nor any of its Significant Subsidiaries, including any officer, director or employee responsible for Tax matters of Acquiror or any of its Significant Subsidiaries, is aware of any facts or circumstances which could give rise to a reasonable expectation that any Government Entity may assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth on Schedule 5.9, all Tax Returns (as such Tax Returns may have been amended or supplemented) filed by Acquiror and its Significant Subsidiaries were, as so amended or supplemented (or, in the case of Tax Returns becoming due after the date hereof and before the Closing, will be) accurate and complete in all material respects.

                  (b) Except as set forth on Schedule 5.9, Acquiror and its Significant Subsidiaries have (or, in the case of any such Taxes required to be withheld or paid after the date hereof and before the Closing, will have prior to the Closing) withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (c) The unpaid Taxes of Acquiror and its Significant Subsidiaries (i) did not, as of the date of the most recent Acquiror Financial Statement, exceed the reserve for Tax liabilities (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Acquiror Financial Statement and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Acquiror and its Significant Subsidiaries in filing their Tax Returns.

                  (d) Neither Acquiror nor any of its Significant Subsidiaries has filed a consent under Section 341(f) of the Code, concerning collapsible corporations. Neither Acquiror nor any of its Significant Subsidiaries has made any payment, is obligated to make any payment or is a party to any Agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code in connection with the transactions contemplated by this Merger Agreement. Except as set forth on
Schedule 5.9, neither Acquiror nor any of its Significant Subsidiaries is a party to any Tax allocation or sharing Agreement. Neither Acquiror nor any of its Significant Subsidiaries has been a member of an Affiliated Group filing a consolidated federal income Tax Return, other than a group the common parent of which is Acquiror. Except as set forth on Schedule 5.9, Acquiror and its Significant Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

         SECTION 5.10.     VOTING REQUIREMENTS.

                  The affirmative vote of the holders of a majority of the voting rights represented by the outstanding shares of Acquiror Common Stock, the Series F Convertible Preferred Stock of Acquiror and the Series H Convertible Preferred Stock of Acquiror, voting together as a single class, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Stock Issuance.

         SECTION 5.11.     BROKERS.

                  No broker, finder or investment banker (except for Gerard Klauer Mattison & Co., Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Acquiror.

         SECTION 5.12.     NO PRIOR ACTIVITIES OF ACQUIROR SUB.

                  Acquiror Sub was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement and has engaged in no other business activities and has conducted its operations only as contemplated hereby. Except pursuant to or in connection with this Merger Agreement and the transactions contemplated hereby, Acquiror Sub has not incurred any liabilities or obligations and has no debt of any nature.

         SECTION 5.13.     SEC DOCUMENTS; NASDAQ MATTERS.

                  Acquiror has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1998 (the "Acquiror SEC Documents"). As of their respective dates, the Acquiror SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as defined in Section 11.2), as the case may be, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof Acquiror has complied with all requirements for quotation on The Nasdaq Stock Market and is so quoted and in good standing with The Nasdaq Stock Market.

         SECTION 5.14.     ACQUIROR COMMON STOCK.

                  The Acquiror Common Stock to be issued and delivered to the Company Stockholders pursuant to the Merger has been duly authorized and, when issued in the Merger in accordance with this Merger Agreement, will be validly issued, fully paid and nonassessable and will have been approved for listing by The Nasdaq Stock Market.

         SECTION 5.15.     POOLING; TAX MATTERS.

                  To Acquiror's knowledge after reasonable inquiry, neither Acquiror nor any of its affiliates has taken or agreed to take any action or failed to take any action that would prevent the Merger from: (a) being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the regulations and interpretations of the SEC; or (b) qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 5.16      PROXY STATEMENT.

                  The information supplied by Acquiror or required to be supplied by Acquiror (except to the extent revised or superseded by amendments or supplements) for inclusion in or with the Company Information or the Acquiror Proxy Statement shall not (a) in the case of the Company Information, on the date the Company Information is first presented or otherwise supplied to the Company Stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, or (b) in the case of the Acquiror Proxy Statement, on the date the Acquiror Proxy Statement is first mailed to the stockholders of Acquiror, at the time of the Acquiror Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies by or on behalf of Acquiror for the Acquiror Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, Acquiror makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company which is contained in or omitted from the Company Information or the Acquiror Proxy Statement.

         SECTION 5.17.     COMPLIANCE WITH LAWS; LICENSES AND PERMITS.

                  Acquiror and its  Significant  Subsidiaries  have complied and are in compliance in all material respects with all Laws applicable to Acquiror, any such Significant Subsidiary, or any of their respective assets, properties, businesses and operations, including all U.S., foreign, federal, state and local Laws pertaining to employment or labor, safety, health, environmental protection, zoning and other matters, except where the failure so to comply would not have an Acquiror Material Adverse Effect. Acquiror and its Significant Subsidiaries have obtained and hold all Licenses (the "Acquiror Licenses") from all Government Entities necessary to conduct the business and operations of Acquiror and its Significant Subsidiaries as now conducted and as proposed to be conducted and to own, use and maintain the assets and properties of Acquiror and its Significant Subsidiaries, except where the failure to possess any such License would not have an Acquiror Material Adverse Effect. All Acquiror Licenses are valid and in full force and effect, except for any such invalidity or failure to be in full force and effect that would not have an Acquiror Material Adverse Effect, and neither Acquiror nor any of its Significant Subsidiaries is in violation of or default under any Acquiror License, except for any such violation or default that would not have an Acquiror Material Adverse Effect.

         SECTION 5.18.     INTELLECTUAL PROPERTY.

                  (a) Acquiror or one of its Significant Subsidiaries owns, or is licensed or otherwise possesses all necessary rights to use all Intellectual Property that is used or marketed in the business of Acquiror or any of its Significant Subsidiaries as presently conducted and as proposed to be conducted or included or proposed to be included in Acquiror's or one of its Significant Subsidiaries' products or services or proposed products or services (the "Acquiror Intellectual Property Rights").

                  (b) To the knowledge of Acquiror, there is no unauthorized use, disclosure, infringement or misappropriation of any Acquiror Intellectual Property Rights, any trade secret material to Acquiror or any of its Significant Subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Acquiror or any of its Significant Subsidiaries, by any third party, including any employee or former employee of Acquiror or any of its Significant Subsidiaries.

                  (c) Neither Acquiror nor any of its Significant Subsidiaries is, nor will it be as a result of the execution and delivery of this Merger Agreement or the performance of its obligations under this Merger Agreement, in breach of any license, sublicense or other Agreement relating to the Acquiror Intellectual Property Rights.

                  (d) Neither  Acquiror nor any of its Significant  Subsidiaries
(i) has been served with process, or is aware that any Person is intending to serve process on Acquiror or any of its Significant Subsidiaries, in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property or other proprietary right of any third party or (ii) has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or Agreement involving Intellectual Property against any third party. The business of Acquiror and its Significant Subsidiaries as presently conducted and as proposed to be conducted, and Acquiror's and its Significant Subsidiaries' products and services or proposed products and services do not infringe any Intellectual Property or other propriety right of any third party.

         SECTION 5.19.     EMPLOYMENT MATTERS.

                  (a) None of Acquiror, any of its Significant Subsidiaries, nor any Employee Benefit Plan maintained by Acquiror or any of its Significant Subsidiaries or to which Acquiror or any of its Significant Subsidiaries has or has had the obligation to contribute in respect of any current or former employee (such Employee Benefit Plans, collectively, the "Acquiror Benefit Plans") is in violation of any provisions of Law (including without limitation, if any Acquiror Benefit Plan is intended by Acquiror or any of its Significant Subsidiaries to satisfy the requirements for Tax qualification described in
Section 401 of the Code, the Code and the requirements for Tax qualification described in Section 401 thereof), except for any such violation which would not have an Acquiror Material Adverse Effect. Each Acquiror Benefit Plan has been administered in accordance with its terms. No reportable event, within the meaning of Section 4043(c)(1), (2), (3), (5), (6), (7) or (10) of ERISA, has
occurred and is continuing with respect to any Acquiror Benefit Plan and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any Acquiror Benefit Plan. No Acquiror Benefit Plan is a Multiemployer Plan (as such term is defined in ERISA), is subject to Title IV of ERISA or provides post-retirement medical, life insurance or other benefits except to the extent required to comply with the health care continuation coverage requirements of ERISA and the Code.

                  (b) There are no collective bargaining or similar Agreements applicable to any employees of Acquiror or any of its Significant Subsidiaries and neither Acquiror nor any of its Significant Subsidiaries has any duty to bargain with any labor organization with respect to any such employees. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by Acquiror or any of its Significant Subsidiaries.

                  (c) With respect to any persons employed by Acquiror or any of its Significant Subsidiaries, to Acquiror's knowledge, Acquiror and its Significant Subsidiaries are in compliance with all Laws respecting employment conditions and practices, have withheld all amounts required by any applicable Laws to be withheld from wages or any Taxes or penalties for failure to comply with any of the foregoing, except for any such noncompliance which would not have an Acquiror Material Adverse Effect.

                  (d) With respect to any persons employed by Acquiror or any of its Significant Subsidiaries, (i) neither Acquiror nor any of its Significant Subsidiaries has engaged in any unfair labor practice within the meaning of the National Labor Relations Act or has violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices, except for any such practice or violation which would not have an Acquiror Material Adverse Effect; and (ii) there are no pending or, to the knowledge of Acquiror, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against Acquiror or any of its Significant Subsidiaries before any Government Entity nor, to the knowledge of Acquiror, does any basis therefor exist.

                  (e) No Acquiror Benefit Plan or Other Arrangement of Acquiror or any of its Significant Subsidiaries, individually or collectively, provides for any payment by Acquiror or any of its Significant Subsidiaries to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

                  (f) Acquiror and its Significant Subsidiaries have made all contributions and other payments required by and due under the terms of each Acquiror Benefit Plan and Other Arrangement of Acquiror or any of its Significant Subsidiaries and have taken no action during the past three (3) years (other than actions required by Law) relating to any Acquiror Benefit Plan or any such Other Arrangement that will increase Acquiror's or any of its Significant Subsidiary's obligations under any Acquiror Benefit Plan or any such Other Arrangement.

                  (g) No Acquiror Benefit Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Acquiror Benefit Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

         SECTION 5.20.     COMPLIANCE WITH FOREIGN CORRUPT PRACTICES ACT.

                  None of Acquiror, any of its Significant  Subsidiaries nor any
of their respective officers, directors or, to the knowledge of Acquiror, any of their respective employees or agents (or stockholders, distributors, representatives or other Persons acting on the express, implied or apparent authority of Acquiror or any of its Significant Subsidiaries) has paid, given or received or has offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Government Entity in the United States or elsewhere in connection with or in furtherance of the business of Acquiror or any of its Significant Subsidiaries (including, without limitation, any offer, payment or promise to pay money or other thing of value
(a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist
Acquiror or any of its Significant Subsidiaries in obtaining business for or with, or directing business to, any Person, or (b) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of Acquiror and its Significant Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

         SECTION 5.21.     YEAR 2000.

                  Acquiror and its Significant Subsidiaries will not be materially adversely affected by (a) any failure of computer hardware, software, firmware or embedded chip technology owned by Acquiror or any of its Significant Subsidiaries to be Year 2000 Compliant; or (b) the cost and/or disruption to normal activities caused by work to be carried out to ensure such computer hardware, software or embedded chip technology is Year 2000 Compliant.

         SECTION 5.22.     ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  Except  as set  forth  in the  Acquiror  SEC  Documents  or in
Schedule 5.22, since December 31, 1998 there has been no material adverse change in the business, operations, prospects, condition (financial or otherwise), assets or liabilities of Acquiror or any of its Significant Subsidiaries.

         SECTION 5.23.     ABSENCE OF UNDISCLOSED LIABILITIES.

                  Except as reflected in the unaudited balance sheet of Acquiror as of September 30, 1999, as included in Acquiror's Form 10-Q filed with the SEC on November 16, 1999, Acquiror has no liabilities, contingent or absolute, matured or unmatured, known or unknown, of a nature required by GAAP to be reflected, or reserved against, in such unaudited balance sheet, except for liabilities incurred in the Ordinary Course of Business since September 30, 1999.

         SECTION 5.24.     TRANSACTIONS WITH RELATED PARTIES.

                  As of their respective dates, the Acquiror SEC Documents complied in all material respects with the relevant SEC disclosure requirements regarding transactions with related parties, including, where applicable, the requirements of Item 404 of Regulation S-K of the SEC.

         SECTION 5.25.     ENVIRONMENTAL MATTERS.

                  Acquiror and its Significant Subsidiaries have complied in all material respects and are in material compliance with all Environmental Laws, except where the failure so to comply would not have an Acquiror Material Adverse Effect. There are no pending or, to the knowledge of Acquiror, threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither Acquiror nor any or its Significant Subsidiaries has directly or indirectly received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Government Entity or any other Person arising out of or attributable to: (a) the current or past presence at any part of Acquiror's or any or its Significant Subsidiaries' real property of Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (b) the current or past release or threatened release into the environment from such real property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (c) the off-site disposal of Hazardous Materials originating on or from such real property; (d) any facility operations or procedures of Acquiror or any or its Significant Subsidiaries which do not conform to requirements of the Environmental Laws; or (e) any violation of Environmental Laws at any part of such real property or otherwise arising from Acquiror's or any or its Significant Subsidiaries' activities involving Hazardous Materials.

         SECTION 5.26.     BOARD RECOMMENDATION.

                  At a meeting duly called and held on December 16, 1999 in compliance with Delaware Law, the board of directors of Acquiror or an authorized committee thereof has adopted a resolution approving and adopting this Merger Agreement and the transactions contemplated hereby and recommending approval of the Stock Issuance by the Company Stockholders.

         SECTION 5.27.     COSTS OF THE MERGER.

                  Acquiror has delivered to the Company a schedule as of the date hereof of its known fees and expenses of consummating the Merger together with an estimate of the additional fees and expenses to be incurred.

         SECTION 5.28.     ACQUIROR AFFILIATE AGREEMENTS.

                  Schedule 5.28 lists all Persons who are or may be "affiliates" of Acquiror, as such term is used in SEC Accounting Series Release Nos. 130 and 135 (the "Acquiror Affiliates"). The Acquiror Affiliates have indicated to Acquiror that they intend to execute and deliver to Acquiror affiliate agreements, in substantially the form attached hereto as Exhibit B-2 (the "Acquiror Affiliate Agreements"), in accordance with Section 7.8.

         SECTION 5.29.     DISCLOSURE.

                  No representations or warranties by Acquiror or Acquiror Sub in this Merger Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by Acquiror or Acquiror Sub to the Company and the Company Stockholders pursuant to the provisions of this Merger Agreement (taken collectively), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1.      AFFIRMATIVE COVENANTS OF THE COMPANY.

                  The Company hereby covenants and agrees that, from the date hereof until the earlier of the Effective Time or termination of this Merger Agreement pursuant to Section 9.1, unless otherwise expressly contemplated by this Merger Agreement or consented to in writing by Acquiror, the Company shall, and shall cause each Subsidiary to, (a) operate its business in the usual and ordinary course consistent with past practices and in accordance with applicable Laws; (b) preserve substantially intact its business organization, maintain its rights and franchises, use its best efforts to retain the services of its respective principal officers and key employees and maintain its relationship with its respective suppliers, contractors, distributors, customers and others having business relationships with it; (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and (d) except as provided on Schedule 6.1, terminate all intercompany accounts between the Company or any Subsidiary and any Company Stockholder or any of its affiliates.

         SECTION 6.2.      NEGATIVE COVENANTS OF THE COMPANY.

                  Except as expressly contemplated by this Merger Agreement or otherwise consented to in writing by Acquiror, from the date hereof until earlier of the Effective Time or termination of this Merger Agreement pursuant to Section 9.1, the Company shall not, and shall cause each Subsidiary not to, take any of the following actions:

                  (a) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees, except for increases in salary, wages or bonuses payable or to become payable in the Ordinary Course of Business; (ii) grant any severance or termination pay to, or enter into or modify any employment or severance Agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable Law;

                  (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock;

                  (c) (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

                  (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury) or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares or securities, or any rights, warrants or options directly or indirectly to acquire any such shares or securities; or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options in a manner inconsistent with the provisions of this Merger Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

                  (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of inventory in the Ordinary Course of Business), or make or commit to make any capital expenditures other than capital expenditures in the Ordinary Course of Business and in amounts which are set forth and described in the Company's 1999 capital budget, a true and complete copy of which has been provided to Acquiror;

                  (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or properties except for dispositions in the Ordinary Course of Business;

                  (g) propose or adopt any amendments to its certificate of incorporation, bylaws or other comparable charter or organizational documents;

                  (h) (i) change any of its methods of accounting in effect at January 1, 1999, or (ii) except with respect to state and federal excise Taxes that may be or become due and payable, make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except as may be required by Law or GAAP, consistently applied;

                  (i) prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than trade payables incurred in the Ordinary Course of Business and payables incurred in connection with consummation of the transactions contemplated hereunder;

                  (j) take any action or fail to take any action where such action or failure to act would or could reasonably be expected to have a Company Material Adverse Effect or result in any of its representations and warranties set forth in this Merger Agreement being untrue or in any of the conditions set forth in Article VIII not being satisfied; or

                  (k) agree in writing or otherwise to do any of the foregoing.

         SECTION 6.3.      NEGATIVE COVENANTS OF THE COMPANY STOCKHOLDERS.

                  Each Company Stockholder hereby agrees prior to the earlier of the Effective Time or termination of this Merger Agreement pursuant to Section 9.1, not to (a) directly or indirectly sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any Agreement with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the shares of Company Common Stock now or hereafter beneficially owned by such Company Stockholder except to the extent such transfer is approved in advance in writing by Acquiror and the transferee of such shares of Company Common Stock, prior to and as a condition to such transfer, agrees to be bound by the terms of this Merger Agreement, (b) grant any proxies, deposit any shares of Company Common Stock now or hereafter beneficially owned by such Company Stockholder into a voting trust or enter into a voting agreement with respect to any such shares or (c) take any action which would have the effect of preventing or inhibiting such Company Stockholder from performing such Company Stockholder's obligations under this Merger Agreement.

         SECTION 6.4.      AFFIRMATIVE COVENANTS OF ACQUIROR.

                  Acquiror hereby covenants and agrees that, from the date hereof until the earlier of the Effective Time or termination of this Merger Agreement pursuant to Section 9.1, unless otherwise expressly contemplated by this Merger Agreement or consented to in writing by the Company, Acquiror shall, and shall cause each of its Significant Subsidiaries to, (a) operate its business consistent with past practices (including without limitation, subject to Section 6.5, pursuing and engaging in acquisition and financing transactions in a manner similar to the manner such transactions have been pursued and engaged in since January 1, 1998) and in accordance with applicable Laws; (b) preserve substantially intact its business organization, maintain its rights and franchises, use its best efforts to retain the services of its respective principal officers and key employees and maintain its relationship with its respective suppliers, contractors, distributors, customers and others having business relationships with it; and (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted.

         SECTION 6.5.      AGREEMENT OF ACQUIROR TO CONSULT WITH THE COMPANY.

                  From the date hereof until the earlier of the Effective Time or termination of this Merger Agreement pursuant to Section 9.1, Acquiror shall consult with the chairman and/or president of the Company before Acquiror or any of its Significant Subsidiaries undertake any material transactions, except where such transactions are expressly contemplated by this Merger Agreement. In addition, except as expressly contemplated by this Merger Agreement or otherwise consented to in writing by the Company, from the date hereof until the earlier of the Effective Time or termination of this Merger Agreement pursuant to
Section 9.1, Acquiror shall not, and shall cause its Significant Subsidiaries not to, take any of the following actions:

                  (a) except in connection with the transactions or proposed transactions described on Schedule 6.5, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, except where such acquisition or agreement would not be required to be reported by Acquiror on Form 8-K;

                  (b) sell, lease, exchange or transfer, or agree to sell, lease, exchange or transfer, in a single transaction or series of related transactions, more than 20% of the assets and properties of Acquiror and its Significant Subsidiaries, taken as a whole;

                  (c) take any action or fail to take any action where such action or failure to act would or could reasonably be expected to have an Acquiror Material Adverse Effect or result in any of its representations and warranties set forth in this Merger Agreement being untrue or in any of the conditions set forth in Article VIII not being satisfied; or

                  (d) agree in writing or otherwise to do any of the foregoing.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.1.    PREPARATION OF PROXY STATEMENTS; STOCKHOLDERS MEETINGS.

                  (a) The Company shall, as promptly as practicable, (i) duly call, give notice of, convene and hold a meeting of its stockholders (the
"Company Stockholders Meeting") in accordance with New York Law and its certificate of incorporation and bylaws for the purpose of obtaining the Company Stockholder Approval as required by New York Law and otherwise, and (ii) cause the Company Information to be presented or otherwise supplied to the Company's stockholders in accordance with New York Law and the Company's certificate of incorporation and bylaws in connection with the Company Stockholders Meeting. Acquiror shall furnish the Company with all information concerning Acquiror as may reasonably be requested in connection with the Company Information or the Company Stockholder Approval. The materials submitted to the Company Stockholders shall be subject to review and reasonable approval by Acquiror and shall include, without limitation, information regarding the Company and Acquiror, the terms of the Merger and this Merger Agreement, the unanimous recommendation of the board of directors of the Company in favor of the Merger and this Merger Agreement, and such Agreements, certificates and documents as Acquiror shall reasonably request to be executed by the Company Stockholders in connection with the transactions contemplated hereby. The Company shall use reasonable efforts to solicit from its stockholders proxies or consents in favor of the approval and adoption of this Merger Agreement and the Merger and to secure the vote or consent of stockholders required by New York Law and its certificate of incorporation and bylaws to approve and adopt this Merger Agreement and the Merger. Each Company Stockholder listed on Schedule 7.1 (i) irrevocably agrees, for the period from the date hereof through the date on which the Merger is consummated or the Merger Agreement is terminated in accordance with the terms hereof, whichever is earlier, to cast all votes attributable to the Company Common Stock now or hereafter beneficially owned by such Company Stockholder at any annual or special meeting of stockholders of the Company, including any adjournments or postponements thereof, or written consent of stockholders of the Company in lieu thereof, in favor of the approval and adoption of the Merger Agreement and approval of the Merger and against any Competing Transaction (as defined in Section 11.2), (ii) agrees not to enter into any Agreement the effect of which would be inconsistent with or would violate such Company Stockholder's obligations under this Merger Agreement, and (iii) acknowledges that such Company Stockholder shall not, and will not be eligible to, exercise dissenters rights under Section 623 of New York Law.

                  (b) Acquiror shall prepare and, as promptly as practicable following the satisfaction or waiver of the condition set forth in Section 8.1(g), file with the SEC the Acquiror Proxy Statement. Acquiror shall use all reasonable efforts to have the Acquiror Proxy Statement cleared for distribution by the SEC as promptly as practicable after such filing. Acquiror will use all reasonable efforts to cause the Acquiror Proxy Statement to be mailed to Acquiror's stockholders as promptly as practicable after the Acquiror Proxy Statement is cleared for distribution by the SEC. Acquiror shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken by the SEC, The Nasdaq Stock Market or under any applicable state securities Laws in connection with the issuance of Acquiror Common Stock in the Merger. The Company and the Company Stockholders shall furnish Acquiror with all information concerning the Company and the Company Stockholders as may reasonably be requested by Acquiror in connection with the Acquiror Proxy Statement or any such action. If at any time prior to the Effective Time any information relating to the Company Stockholders, the Company or any of the Company's affiliates, officers or directors, should be discovered by the Company or any Company Stockholder which should be set forth in an amendment or supplement to the Acquiror Proxy Statement, so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify Acquiror.

                  (c) Acquiror shall, as promptly as practicable after the Acquiror Proxy Statement is cleared for distribution by the SEC, duly call, give notice of, convene and hold a meeting of its stockholders (the "Acquiror Stockholders Meeting") in accordance with Delaware Law, its certificate of incorporation and bylaws for the purpose of obtaining the Acquiror Stockholder Approval for the Stock Issuance.

         SECTION 7.2.      CONSENTS AND APPROVALS; FILINGS AND NOTICES.

                  The Company, the Company Stockholders and Acquiror shall use all reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Merger Agreement as promptly as practicable, including (a) executing and delivering any additional instruments necessary, proper or advisable to consummate the transactions contemplated by, and to carry out fully the purposes of, this Merger Agreement, (b) obtaining from any

Government Entities any Licenses required to be obtained or made by Acquiror, the Company, any of their respective subsidiaries, or any Company Stockholder in connection with the authorization, execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (c) making all necessary filings, and thereafter making any other required submissions, with respect to this Merger Agreement and the Merger required under (i) the Securities Act and any other applicable federal or state securities Laws, (ii) the HSR Act and (iii) any other applicable Law; provided that Acquiror, the Company and the Company Stockholders shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing parties and their advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith. The Company, the Company Stockholders and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Merger Agreement. The Company, the Company Stockholders and Acquiror shall use reasonable efforts to as promptly as possible make all filings with, provide all notices to and obtain all consents, waivers and approvals from third parties (i) necessary, proper or advisable to consummate the transactions contemplated in this Merger Agreement, (ii) disclosed or required to be disclosed on Schedule
3.5 or in connection with Section 4.4 (in the case of the Company and the Company Stockholders), or Schedule 5.5 (in the case of Acquiror), as the case may be, or (iii) required to prevent a Company Material Adverse Effect from occurring prior to the Effective Time or an Acquiror Material Adverse Effect from occurring after the Effective Time.

         SECTION 7.3.      ACCESS AND INFORMATION; FINANCIAL STATEMENTS.

                  (a) From the date hereof until the earlier of the Effective Time or the termination of this Merger Agreement pursuant to Section 9.1, (i) the Company shall afford to Acquiror and its officers, employees, accountants, consultants, legal counsel, and other representatives full and complete access during normal business hours (with reasonable advance notice) to the employees, properties, books, records, Agreements, facilities, premises, and equipment relating to the Company Assets, the Company and the Subsidiaries (including without limitation, operating and financial information with respect to the Company and the Subsidiaries) as Acquiror may reasonably request, provided that Acquiror and its agents, employees and representatives enter into a commercially reasonable confidentiality and nondisclosure agreement with the Company, and
(ii) Acquiror shall afford to the Company and its officers, employees, accountants, consultants, legal counsel, and other representatives full and complete access during normal business hours (with reasonable advance notice) to the employees, properties, books, records, Agreements, facilities, premises, and equipment relating to Acquiror and its Significant Subsidiaries (including without limitation, operating and financial information with respect to Acquiror and its Significant Subsidiaries) as the Company may reasonably request, provided that the Company and its agents, employees and representatives enter into a commercially reasonable confidentiality and nondisclosure agreement with Acquiror.

                  (b) The Company will furnish to Acquiror copies of all financial statements prepared or caused to be prepared by the Company or any Subsidiary after the date hereof, as promptly as practicable following the preparation thereof. In addition, the Company will cause to be prepared and will furnish to Acquiror by no later than March 10, 2000, if the Effective Time has not occurred by such date, an audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1999 and the related audited consolidated statements of income, shareholders' equity and cash flows of the Company and the Subsidiaries for such fiscal year, in each case audited by Ernst & Young LLP in accordance with generally accepted auditing standards and accompanied by the related report of Ernst & Young LLP. The Company will ensure that such financial statements have been prepared in accordance with the books and records of the Company and the Subsidiaries and present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with prior accounting periods, except as noted thereon and subject to, in the case of unaudited statements, normal and recurring year-end adjustments which are not expected to be material in amount. In the event that Acquiror determines after the Closing that it is necessary or desirable to audit the financial statements of the Company for any period prior to the Closing Date, the Company Stockholders agree to cooperate with Acquiror, the Surviving Corporation and auditors for Acquiror or the Surviving Corporation to the extent necessary to complete such audit in a timely manner.

         SECTION 7.4.      CONFIDENTIALITY.

                  Each party shall hold in strict  confidence  all documents and information concerning the other parties and their respective businesses, assets and properties (except that any party may disclose such documents and information to any Government Entity reviewing the transactions contemplated hereby or as required in any party's judgment pursuant to any legal requirement or in furtherance of the transactions contemplated herein), and if the transactions contemplated hereby should not be consummated, such confidence shall be maintained, and all such documents and information (in whatever form) and copies thereof shall immediately thereafter be destroyed, or returned to the party originally furnishing same, subject to the terms of the existing non-disclosure and non-circumvention agreement dated July 21, 1999 between Acquiror and the Company (the "Confidentiality Agreement").

         SECTION 7.5.      PUBLIC ANNOUNCEMENTS.

                  Each of the Company Stockholders, the Company and Acquiror shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law.

         SECTION 7.6.      NO SOLICITATION.

                  From the date hereof until the Effective Time or until this Merger Agreement is terminated in accordance with its terms, the following provisions shall apply:

                  (a)  The  Company  shall,   and  shall  cause  its  directors,
officers, employees, representatives, agents and Subsidiaries and their respective directors, officers, employees, representatives and agents to, and the Company Stockholders shall, and shall cause their respective representatives and agents to, immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Competing Transaction. The Company shall not, and shall cause the Subsidiaries not to, and the Company Stockholders shall not, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or furnish any information or negotiate with any Person or otherwise cooperate in any way in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the directors, officers, employees, agents or representatives of the Company, any Subsidiary or any Company Stockholder to take any such action, and the Company shall, and shall cause the Subsidiaries to, and the Company Stockholders shall, direct and instruct and use its or their reasonable best efforts to cause the directors, officers, employees, agents and representatives of the Company, the Subsidiaries and any Company Stockholder (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company, any Subsidiary or any Company Stockholder) not to take any such action. The Company or the applicable Company Stockholder shall promptly notify Acquiror if any inquiries or proposals with respect to a Competing Transaction are received by the Company, any Subsidiary or such Company Stockholder, or any of its or their respective directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives, and the Company or such Company Stockholder shall promptly inform Acquiror as to the material terms of such inquiry or proposal and, if in writing, promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal, and the Company or such Company Stockholder shall keep Acquiror informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals.

                  (b) The Company agrees to insure that neither the board of directors of the Company nor any committee thereof shall, and each Company Stockholder agrees not to (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror or Acquiror Sub, the approval or recommendation by such board of directors or any such committee or Company Stockholder of this Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Competing Transaction or (iii) enter into any Agreement with respect to any Competing Transaction.

                  (c) Acquiror agrees to insure that neither the board of directors of Acquiror nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company or the Company Stockholders, the approval or recommendation by such board of directors or any such committee of this Merger Agreement or the Merger, (ii) approve or recommend or enter into any Agreement with respect to any acquisition or disposition of a significant amount of assets (as such terms are defined in Item 2 of Form 8-K) that would be required to be reported by Acquiror on Form 8-K.

         SECTION 7.7.      BLUE SKY.

                  Acquiror shall use reasonable efforts to obtain prior to the Closing Date any necessary state securities or blue sky permits and approvals required to permit the distribution of the shares of Acquiror Common Stock to be issued in accordance with the provisions of this Merger Agreement.

         SECTION 7.8.      AFFILIATES.

                  (a) Each Company Stockholder who is or becomes a Company Affiliate prior to the Effective Time shall use its best efforts, and the Company shall use all reasonable efforts to cause each Company Affiliate, to deliver to Acquiror as promptly as practicable, but in no event later than thirty (30) days prior to the Closing Date, a signed Company Affiliate Agreement substantially in the form attached hereto as Exhibit B-1. Acquiror shall use all reasonable efforts to cause each Acquiror Affiliate to deliver to Acquiror as promptly as practicable, but in no event later than thirty (30) days prior to the Closing Date, a signed Acquiror Affiliate Agreement substantially in the form attached hereto as Exhibit B-2. The Company and Acquiror shall notify each other from time to time of all other Persons who then are or may be deemed to be an "affiliate" of the Company or Acquiror as that term is used in SEC Accounting Series Release Nos. 130 and 135, and shall use all reasonable efforts to cause each such additional Person to execute a Company Affiliate Agreement or an Acquiror Affiliate Agreement, as applicable, as set forth in this Section 7.8(a).

                  (b) Shares of Company Common Stock and shares of Acquiror Common Stock held by such affiliates of the Company or Acquiror, as the case may be, shall not be transferable during the thirty (30) day period prior to the Effective Time, and shares of Acquiror Common Stock issued to, or as of the Effective Time held by, such affiliates shall not be transferable until such time as financial results covering at least thirty (30) days of combined operations of the Company and Acquiror have been published within the meaning of
Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the signed Company Affiliate Agreement or Acquiror Affiliate Agreement referred to in Section 7.8(a), as applicable. Each Company Stockholder acknowledges and agrees that certain Company Stockholders are or may be deemed to be "affiliates" of the Company as that term is used in SEC Accounting Series Release Nos. 130 and 135. Accordingly, except in the event this Merger Agreement is terminated in accordance with its terms, each Company Stockholder who is so deemed to be an affiliate of the Company agrees not to sell, exchange, transfer, pledge or otherwise dispose of such Company Stockholder's interests in, or reduce such Company Stockholder's risk relative to, any of (i) the shares of Company Common Stock over which such Company Stockholder has or shares voting or dispositive power or (ii) the shares of Acquiror Common Stock (including the applicable Escrow Shares) into which such shares of Company Common Stock are converted upon consummation of the Merger, at any time prior to the Effective Time and, thereafter, until such time as financial results covering at least thirty (30) days of combined operations of the Company and Acquiror have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Each Company Stockholder understands that reducing such Company Stockholder's risk relative to such shares of Company Common Stock or Acquiror Common Stock includes, but is not limited to, using such shares to secure a non-recourse loan, purchasing a put option to sell such shares or otherwise entering a put agreement with respect to such shares.

         SECTION 7.9.      EMPLOYEE MATTERS.

                  The Company and Acquiror shall use their respective reasonable best efforts to (a) cause the Company Key Employees (as defined in Section 11.2) listed in Schedule 7.9(a) to enter into employment agreements in substantially the form of Acquiror's standard employment agreement for executives, a copy of which is attached hereto as Exhibit D-1 (the "Employment Agreements"), at or prior to the Closing, (b) cause the Company Key Employees listed in Schedule 7.9(b) to enter into confidentiality and non-competition agreements in substantially the form attached hereto as Exhibit D-2 (the "Non-Competition Agreements") at or prior to the Closing, (c) cause Christopher J. Vizas to enter into a long-term employment and non-competition agreement, the terms of which are reasonably satisfactory to the Company and Acquiror (the "Vizas Employment Agreement"), with Acquiror at or prior to the Closing, and (d) cause Arnold S. Gumowitz to enter into a long-term employment and non-competition agreement, the terms of which are reasonably satisfactory to the Company and Acquiror (the "Gumowitz Employment Agreement"), with Acquiror at or prior to the Closing.

         SECTION 7.10.     UPDATE DISCLOSURE; BREACHES.

         From and after the date of this Merger Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto in writing of (i) any representation or warranty made by it in connection with this Merger Agreement becoming untrue or inaccurate, (ii) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the transactions contemplated by this Merger Agreement not to be satisfied, or (iii) the failure of the Company, any Company Stockholder, or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Merger Agreement which would be likely to result in any condition to the obligations of any party to effect the transactions contemplated by this Merger Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.10 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Merger Agreement or otherwise limit or affect the rights and remedies available hereunder to the party receiving such notice.

         SECTION 7.11.     NASDAQ LISTING.

                  Acquiror shall, prior to the Closing Date, file with The Nasdaq Stock Market a Notification for Additional Listing of Shares providing for inclusion for quotation on The Nasdaq Stock Market of the shares of Acquiror Common Stock issuable pursuant to the Merger and shall use reasonable efforts to cause the shares of Acquiror Common Stock to be issued pursuant to the Merger to be approved for quotation on The Nasdaq Stock Market, subject to official notice of issuance, prior to the Closing Date.

         SECTION 7.12      TAX TREATMENT.

                  Each of Acquiror, the Company and each Company Stockholder shall use all reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and will characterize the Merger as such a reorganization for purposes of all Tax Returns and other relevant filings. Notwithstanding any other provision of this Merger Agreement, the obligations set forth in this Section 7.12 shall survive the Effective Time without limitation as to time or in any other respect.

         SECTION 7.13.     POOLING OF INTERESTS.

                  Each of the Company, Acquiror and each Company Stockholder shall use all reasonable efforts to cause the Merger to be accounted for as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion 16 and applicable SEC rules, regulations and policies and shall take no action that would, to the best of their knowledge after reasonable inquiry, cause such accounting treatment not to be obtained.

         SECTION 7.14.     OBLIGATIONS OF ACQUIROR SUB.

                  Acquiror shall take all action necessary to cause Acquiror Sub to perform its obligations under this Merger Agreement and shall take any and all steps necessary to cause Acquiror Sub to effect the transactions contemplated hereby.

         SECTION 7.15.     LETTERS OF ACCOUNTANTS.

                  The Company shall use its reasonable best efforts to cause to be delivered to Acquiror "cold comfort" letters of Ernst & Young LLP dated the date on which the Acquiror Proxy Statement is first mailed to the stockholders of Acquiror and the Closing Date, respectively, addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with proxy statements similar to the Acquiror Proxy Statement and transactions such as those contemplated by this Merger Agreement.

         SECTION 7.16.     INVESTMENT AGREEMENTS.

                  Each Company Stockholder (other than any Dissenting Company Stockholder) shall deliver to Acquiror as promptly as practicable, but in no event later than ten (10) days prior to the Closing Date, a duly executed and completed Investment Agreement substantially in the form attached hereto as Exhibit C.

         SECTION 7.17.     BOARD OF DIRECTORS OF ACQUIROR.

                  Promptly following the Effective Time, the board of directors of Acquiror will take all actions necessary such that Arnold S. Gumowitz, who as of the date hereof is the Chairman of the Company, Gary S. Gumowitz, who as of the date hereof is the President of the Company, and John W. Hughes, who as of the date hereof is the General Counsel of the Company, shall be appointed to Acquiror's board of directors with a term expiring at the annual meeting of Acquiror's stockholders currently scheduled to be held in the second quarter of calendar year 2000 (the "Year 2000 Meeting") and shall include Arnold S. Gumowitz, Gary S. Gumowitz and John W. Hughes in the slate of nominees recommended by Acquiror's board of directors to the stockholders of Acquiror at the Year 2000 Meeting. While Arnold S. Gumowitz, Gary S. Gumowitz and/or John W. Hughes is serving as a director of Acquiror, Acquiror shall use its reasonable best efforts to insure that one of them who is so serving as a director is appointed to serve on the executive committee of the board of directors of Acquiror.

         SECTION 7.18.     REGISTRATION OF ACQUIROR COMMON STOCK.

                  (a) Resale Registration. Subject to Section 7.18(b), within ninety (90) days following the Effective Time, Acquiror and the Company Stockholders (other than any Dissenting Company Stockholders) shall prepare and Acquiror shall file a registration statement (the "Resale Registration Statement") under the Securities Act covering the resale of the Acquiror Common Stock to be issued to such Company Stockholders in the Merger. Acquiror shall thereafter use its reasonable best efforts to have such Resale Registration Statement declared effective by the SEC as soon after the filing as practicable and to keep that Resale Registration Statement effective and current, including through the filing of any amendments and supplements that may be required under provisions of applicable Law, until the earlier of (i) the date the shares of Acquiror Common Stock issued to the Company Stockholders in the Merger and registered pursuant to the Resale Registration Statement have been disposed of by the Company Stockholders, and (ii) the date such Acquiror Common Stock is otherwise eligible for public resale without limitation as to amount under applicable securities Laws. Acquiror may include other shares of Acquiror Common Stock on the Resale Registration Statement. Acquiror agrees to notify each Company Stockholder with shares of Acquiror Common Stock registered in the Resale Registration Statement (a "Selling Stockholder") (i) when the Resale Registration Statement (or any post-effective amendment thereto) has become effective, (ii) if the SEC has issued any stop order with respect to the Resale Registration Statement or initiated any proceedings for that purpose, and (iii) if Acquiror has received any written notification with respect to the suspension of qualification of any Acquiror Common Stock for sale in any jurisdiction or on any securities exchange or market or with respect to the initiation or threat of any proceeding for such purpose. Acquiror further agrees to furnish each Selling Stockholder such number of copies of a prospectus, in conformity with the requirements of applicable Law, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the disposition of the Acquiror Common Stock owned by such Selling Stockholder.

                  (b) Tolling of Resale Registration Obligation. Notwithstanding the requirements of Section 7.18(a), the obligations of Acquiror to file or maintain the effectiveness of the Resale Registration Statement may be tolled by Acquiror for up to 120 days per year if Acquiror is engaged in, or has fixed plans to engage in, a registered public offering of Acquiror Common Stock or is engaged in any other activity which, in the good faith determination of the board of directors of Acquiror, would be materially adversely affected by the filing of the Resale Registration Statement during the period otherwise required by Section 7.18(a) to the material detriment of Acquiror.

                  (c) Notice to Discontinue. Acquiror will give notice to the Selling Stockholders, at any time when a prospectus relating thereto is required to be delivered under applicable Law, of the happening of any event as a result of which the prospectus included in such Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Selling Stockholders shall cease using such prospectus immediately upon receipt of notice from Acquiror to that effect. If so requested by Acquiror, each Selling Stockholder shall return promptly to Acquiror any copies of any prospectus in its possession that contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of the Selling Stockholders, Acquiror shall prepare and furnish to each Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the shares of Acquiror Common Stock registered on the Resale Registration Statement, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  (d) Underwritten Public Offering. Acquiror will use all commercially reasonable efforts to engage in an underwritten public offering of shares of Acquiror Common Stock for its own account or for the account of stockholders of Acquiror within nine (9) months after the Effective Time. Prior to filing a registration statement (an "Acquiror Registration Statement") under the Securities Act in connection with such an underwritten public offering of shares of Acquiror Common Stock during such period, Acquiror will give written notice to the Company Stockholders (other than any Dissenting Company Stockholders) of its intention to do so. Upon the written request of any such Company Stockholder (a "Requesting Stockholder"), received by Acquiror within thirty (30) days after the giving of any such notice by Acquiror, to register for sale pursuant to such Acquiror Registration Statement any shares of Acquiror Common Stock issued to such Requesting Stockholder in the Merger, Acquiror will use its reasonable best efforts to cause the shares of Acquiror Common Stock as to which such registration shall have been so requested to be included in the Acquiror Registration Statement; provided, however, that the number of such shares of Acquiror Common Stock so requested by such Requesting Stockholder to be included in the Acquiror Registration Statement may be reduced (pro rata on the basis of the relative number of shares of Acquiror Common Stock originally requested by such Requesting Stockholder to be so included compared to the total number of shares of Acquiror Common Stock so requested to be included by all of the Requesting Stockholders and any other stockholders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing or pricing of the shares of Acquiror Common Stock to be sold by Acquiror thereunder. The obligations of Acquiror under this
Section 7.18(d) shall be for the benefit of the Company Stockholders (other than any Dissenting Company Stockholders) and shall survive the Effective Time.

                  (e)      Costs; Indemnification.

                           (i)  Acquiror   shall  bear  all  costs  incurred  in
preparing and filling the Resale Registration Statement and any Acquiror Registration Statement including, without limitation, all applicable legal, accounting, printing, blue sky and SEC filing fees; provided, however, that Acquiror shall not be responsible for any underwriting commissions or discounts, brokerage fees or legal fees or disbursements incurred by any Person (other than Acquiror) that sells any shares of Acquiror Common Stock under the Resale Registration Statement or any Acquiror Registration Statement. Acquiror shall also bear all costs of keeping the Resale Registration Statement current during the applicable period described in Section 7.18(a).

                           (ii) Acquiror  will  indemnify and hold harmless each
Selling Stockholder and each Requesting Stockholder against any losses, claims, damages or liabilities to which such Selling Stockholder or Requesting Stockholder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (A) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (1) in the case of the Selling Stockholders, the Resale Registration Statement, any final prospectus contained therein, or any amendment or supplement thereof, or (2) in the case of the Requesting

Stockholders, any Acquiror Registration Statement, any final prospectus contained therein, or any amendment or supplement thereof, or (B) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Acquiror will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any Selling Stockholder or any Requesting Stockholder in writing specifically for use in the Resale Registration Statement, any Acquiror Registration Statement or any related prospectus, as the case may be.

                           (iii) Each Selling  Stockholder  and each  Requesting
Stockholder shall furnish to Acquiror in writing such information with respect to such Selling Stockholder or Requesting Stockholder, as the case may be, as Acquiror may reasonably request or as may be required by Law for use in connection with the Resale Registration Statement and the final prospectus contained therein, or any Acquiror Registration Statement and the final prospectus contained therein, as the case may be. Each Selling Stockholder and each Requesting Stockholder will indemnify and hold harmless Acquiror against any losses, claims, damages or liabilities to which Acquiror may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (A) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (1) in the case of the Selling Stockholders, the Resale Registration Statement, any final prospectus contained therein, or any amendment or supplement thereof, or (2) in the case of the Requesting Stockholders, any Acquiror Registration Statement, any final prospectus contained therein, or any amendment or supplement thereof, or (B) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the same extent as the foregoing indemnity from Acquiror to the Selling Stockholders and the Requesting Stockholders, but only with respect to (X) any such information with respect to such Selling Stockholder or Requesting Stockholder furnished in writing to Acquiror expressly for use therein or (Y) a breach of any obligations of such Selling Stockholder or Requesting Stockholder under this Section 7.18; provided, however, that the liability of each Selling Stockholder under this Section 7.18(e)(iii) shall be limited to the net proceeds received by such Selling Stockholder in the offering to which the Resale Registration Statement or prospectus relates, and the liability of each Requesting Stockholder under this Section 7.18(e)(iii) shall be limited to the net proceeds received by such Requesting Stockholder in the offering to which the Acquiror Registration Statement or prospectus relates.

                  (f) Transferability. Except in the case of transfers to family members or to wholly owned companies, without the consent of Acquiror, the rights described in this Section 7.18 shall not be transferable and shall not be afforded to any Person to whom holders of shares of Acquiror Common Stock received in the Merger transfer such shares.

         SECTION 7.19.     FINANCING COMMITMENT.

                  The parties agree to use their reasonable best efforts from the date hereof until the earlier of the Effective Time or the termination of this Merger Agreement pursuant to Section 9.1 to obtain, or secure reasonably satisfactory arrangements for, debt or equity financing or refinancing for Acquiror and/or the Company reasonably satisfactory to Acquiror and the Company for purposes of meeting the immediate financing needs of Acquiror, the Company and the Surviving Corporation.

                                  ARTICLE VIII

                               CLOSING CONDITIONS

         SECTION 8.1.      CONDITIONS TO OBLIGATIONS OF EACH PARTY.

                  The respective obligations of parties hereto to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

                  (a) Stockholder Approval. Each of the Company Stockholder Approval and Acquiror Stockholder Approval shall have been obtained.

                  (b) SEC Clearance of the Acquiror Proxy Statement. The Acquiror Proxy Statement shall have been cleared for distribution by the SEC prior to the mailing of the Acquiror Proxy Statement by Acquiror to its stockholders and no stop order with respect to the Acquiror Proxy Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Acquiror or the Company, threatened by the SEC. Acquiror shall have received all other federal or state securities permits and other authorizations necessary to issue Acquiror Common Stock in accordance with the terms of this Merger Agreement in exchange for Company Common Stock and to consummate the Merger.

                  (c) No Order. No Government Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the transactions contemplated in this Merger Agreement; provided, however, that the parties shall use their reasonable efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted, and any such action or proceeding to be dismissed.

                  (d) HSR Act and FCC Approval. The applicable waiting period with respect to the Merger and the other transactions contemplated hereby, together with any extensions thereof, under the HSR Act shall have expired or been terminated. All consents, assignments, filings or notices necessary to be obtained from or made with the Federal Communications Commission in connection with the Merger and the other transactions contemplated hereby shall have been so obtained or made,

                  (e) Company Pooling Letter. There shall have been delivered to Acquiror and the Company a letter from the Company's independent accountants, dated the Closing Date and addressed to Acquiror and the Company, reasonably satisfactory in form and substance to Acquiror and the Company, to the effect that (i) after reasonable investigation, the Company's independent accountants are not aware of any fact concerning the Company or any of the Company Stockholders or any affiliates of the Company that could preclude Acquiror from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC, and (ii) the Merger is eligible to be accounted for as a "pooling of interest" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC.

                  (f) Acquiror Pooling Letter. There shall have been delivered to Acquiror and the Company a letter from Acquiror's independent accountants, dated the Closing Date and addressed to the Company and Acquiror, reasonably satisfactory in form and substance to Acquiror and the Company, to the effect that Acquiror's independent accountants concur with the conclusions of each of the managements of the Company and Acquiror that no conditions exist with respect to the Company or Acquiror which would preclude accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting
Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

                  (g) Financing Commitment. Acquiror and/or the Company shall have obtained, or secured reasonably satisfactory arrangements for, debt or equity financing or refinancing reasonably satisfactory to Acquiror and the Company for purposes of meeting the immediate financing needs of Acquiror, the Company and the Surviving Corporation.

                  (h) Dissenters' Rights. No more than three percent (3%) of the Company Common Stock issued and outstanding immediately prior to the Effective Time shall be Company Dissenting Shares.

         SECTION 8.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR AND ACQUIROR SUB.

                  The obligations of Acquiror and Acquiror Sub to effect the transactions contemplated in this Merger Agreement are also subject to the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

                  (a) Representations and Warranties. The representations and warranties of the Company and the Company Stockholders made in this Merger Agreement shall be true and correct in all material respects, on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time). Acquiror shall have received a certificate of the chief executive officer and the chief financial officer of the Company (as to the Company) and a certificate of each Company Stockholder (as to such Company Stockholder) to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of the Company and the Company Stockholders required to be performed or complied with on or before the Closing Date shall have been performed or complied with in all material respects. Acquiror shall have received a certificate of the chief executive officer and the chief financial officer of the Company (as to the Company) and a certificate of each Company Stockholder (as to such Company Stockholder) to that effect.

                  (c) Legal Proceedings. No action or proceeding before any Government Entity shall have been instituted or threatened (and not subsequently settled, dismissed, or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Merger Agreement or otherwise limit the right of the Company, any Subsidiary, the Surviving Corporation or Acquiror to own or operate all or any portion of the business or assets of the Company and the Subsidiaries, other than an action or proceeding instituted or threatened by Acquiror.

                  (d) No Company Material Adverse Effect. Since the date of this Merger Agreement, no Company Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Company Material Adverse Effect) shall have occurred and be continuing. Acquiror shall have received a certificate of the chief executive officer and the chief financial officer of the Company, to such officers' knowledge, to that effect.

                  (e) Required Consents. The Company and the Company Stockholders shall have delivered to Acquiror at or before the Closing evidence of all consents, assignments, filings or notices necessary to be obtained or made by the Company or any Subsidiary, on the one hand, or any Company Stockholder, on the other hand, in connection with the transactions contemplated by this Merger Agreement, except where the failure to obtain any such consents or assignments or to make any such filings or notices, considered in the aggregate, would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

                  (f) Non-Competition Agreements and Employment Agreements. At or before the Closing, (i) each of the Company Key Employees listed on Schedule 7.9(a) shall have executed and delivered to Acquiror an Employment Agreement,
(ii) each of the Company Key Employees listed on Schedule 7.9(b) shall have executed and delivered to Acquiror a Non-Competition Agreement, (iii) Arnold S. Gumowitz shall have executed and delivered to Acquiror the Gumowitz Employment Agreement, and (iv) Christopher J. Vizas shall have executed and delivered to Acquiror the Vizas Employment Agreement, except in any such case in the event of the death or disability of any such person.

                  (g) Legal Opinion. Acquiror shall have received from the law firm of John W. Hughes, counsel to the Company, an opinion of counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit E.

                  (h) Tax Opinion. Acquiror shall have received the opinion of Hogan & Hartson L.L.P., counsel to Acquiror, dated the Closing Date, to the effect that the Merger will not result in taxation to Acquiror or Acquiror Sub under the Code. In rendering such opinion, Hogan & Hartson L.L.P. shall require delivery of and rely upon representation letters delivered by Acquiror, Acquiror Sub and the Company in form and substance reasonably satisfactory to such counsel.

                  (i) Investment Agreements. Acquiror shall have received from each Company Stockholder (other than any Dissenting Company Stockholder), and any other Person who is to receive shares of Acquiror

Common Stock in the Merger, a duly executed and delivered Investment Agreement. The number of Persons that are to receive shares of Acquiror Common Stock in the Merger and that are not "accredited investors" within the meaning of Rule 501(a) under the Securities Act, shall not exceed thirty-five (35), and each such
Person that is not an accredited investor shall have such knowledge and experience in financial and business matters, either alone or with an appropriate purchaser representative that has been appointed by such Company Stockholder, that it is capable of evaluating the merits and risks of the Merger and its investment in Acquiror Common Stock.

                  (j) Affiliate Agreements. Acquiror shall have received from each Company Affiliate, and each other Person who is or may be deemed to be an "affiliate" of the Company, as that term is used in SEC Accounting Series Release Nos. 130 and 135, a duly executed and delivered Company Affiliate Agreement, and from each Acquiror Affiliate, and each other Person who is or may be deemed to be an "affiliate" of Acquiror, as that term is used in SEC
Accounting Series Release Nos. 130 and 135, a duly executed and delivered Acquiror Affiliate Agreement.

                  (k) Escrow Agreement. The Escrow Agent and the Stockholders' Representative shall have executed and delivered the Escrow Agreement.

                  (l) Other Closing Documents. The Company and the Company Stockholders shall have executed and/or delivered to Acquiror such additional documents, certificates, opinions and Agreements as Acquiror may reasonably request.

         SECTION 8.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE COMPANY STOCKHOLDERS.

                  The obligations of the Company and the Company Stockholders to effect the transactions contemplated in this Merger Agreement are also subject to the following conditions any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

                  (a) Representations and Warranties. The representations and warranties of Acquiror and Acquiror Sub made in this Merger Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time). The Company shall have received a certificate of the chief executive officer and chief financial officer of Acquiror (as to Acquiror) and Acquiror Sub (as to Acquiror Sub) to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of Acquiror and Acquiror Sub required to be performed or complied with on or before the Closing Date shall have been performed or complied with in all material respects. The Company shall have received a certificate of the chief executive officer and chief financial officer of Acquiror (as to Acquiror) and Acquiror Sub (as to Acquiror Sub) to that effect.

                  (c) Legal Proceedings. No action or proceeding before any Government Entity shall have been instituted or threatened (and not subsequently settled, dismissed, or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Merger Agreement or otherwise limit the right of the Company, any Subsidiary, the Surviving Corporation or Acquiror to own or operate all or any portion of the business or assets of the Company and the Subsidiaries, other than an action or proceeding instituted or threatened by the Company.

                  (d) Legal Opinion. The Company and the Company Stockholders shall have received from Hogan & Hartson L.L.P., counsel to Acquiror, an opinion of counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit F.

                  (e) Tax Opinion. The Company and the Company Stockholders shall have received the opinion of the law firm of John W. Hughes, counsel to the Company, dated the Closing Date, to the effect that the

Merger will not result in taxation to the Company or the Company Stockholders (other than any Dissenting Company Stockholders) under the Code. In rendering such opinion, the law firm of John W. Hughes shall require delivery of and rely upon the representation letters delivered by Acquiror, Acquiror Sub, the Company and the Company Stockholders (other than any Dissenting Company Stockholders) in form and substance reasonably satisfactory to such counsel.

                  (f) Escrow Agreement. The Escrow Agent and Acquiror shall have executed and delivered the Escrow Agreement.

                  (g) No Acquiror Material Adverse Effect. Since the date of this Merger Agreement, no Acquiror Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Acquiror Material Adverse Effect) shall have occurred and be continuing. The Company shall have received a certificate of the chief executive officer and the chief financial officer of Acquiror, to such officers' knowledge, to that effect.

                  (h) Required Consents. Acquiror shall have delivered to the Company at or before the Closing evidence of all consents, assignments, filings or notices necessary to be obtained or made by Acquiror or Acquiror Sub in connection with the transactions contemplated by this Merger Agreement, except where the failure to obtain any such consents or assignments or to make any such filings or notices, considered in the aggregate, would not have an Acquiror Material Adverse Effect or a Company Material Adverse Effect.

                  (i) Non-Competition Agreements and Employment Agreements. At or before the Closing, Acquiror shall have (i) executed and delivered (A) an Employment Agreement to each of the Company Key Employees listed on Schedule 7.9(a), (B) a Non-Competition Agreement to each of the Company Key Employees listed on Schedule 7.9(b), and (C) the Gumowitz Employment Agreement to Arnold
S. Gumowitz, and (ii) entered into the Vizas Employment Agreement with Christopher J. Vizas, except in any such case in the event of the death or disability of any such person.

                  (j) Other Closing Documents. Acquiror shall have executed and/or delivered to the Company such additional documents, certificates, opinions and Agreements as the Company may reasonably request.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1.      TERMINATION.

                  This Merger Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of Acquiror and the Company;

                  (b) by Acquiror if there shall have been any material breach of any representation, warranty, covenant or agreement of the Company or any Company Stockholder contained in this Merger Agreement, and such breach has not been cured within ten (10) business days following receipt by the Company or such Company Stockholder of written notice of such breach;

                  (c) by the Company if there shall have been any material breach of any representation, warranty, covenant or agreement of Acquiror or Acquiror Sub contained in this Merger Agreement, and such breach has not been cured within ten (10) business days following receipt by Acquiror of written notice of such breach;

                  (d) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Government Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

                  (e) by either Acquiror or the Company if the condition set forth in Section 8.1(g) has not been satisfied on or prior to January 31, 2000 (unless such date shall be extended by the mutual written consent of the parties); or

                  (f) by either Acquiror or the Company if the Effective Time has not occurred on or prior to April 15, 2000 (unless such date shall be extended by the mutual written consent of the parties); provided, that the right to terminate this Merger Agreement under this Section 9.1(f) shall not be available to any party whose breach of any representation, warranty, covenant or agreement contained in this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such date.

         SECTION 9.2.      EFFECT OF TERMINATION.

                  In the event of termination of this Merger Agreement by either Acquiror or the Company as provided in Section 9.1, this Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Acquiror Sub, the Company, any of their respective directors or officers, or any Company Stockholder, except (i) nothing herein shall relieve any party from liability for any breach hereof, (ii) each party shall be entitled to any remedies at law or in equity for such breach and (iii) Sections 7.4, 9.2, 10.1, 11.6 and 11.11 shall remain in full force and effect and survive any termination of this Merger Agreement. Notwithstanding the foregoing, in the event of termination of this Merger Agreement, (a) no Company Stockholder shall have any liability or obligation for any breach of this Merger Agreement by the Company or any Company Stockholder, (b) the Company agrees to indemnify, defend and hold harmless Acquiror, Acquiror Sub and their officers, directors and stockholders from and against and in respect of all Losses (as defined in Section 11.2) resulting from any such breach, including without limitation breach of representations made by any Company Stockholder, and (c) the sole recourse of Acquiror, Acquiror Sub or any of their officers, directors or stockholders for any breach of this Merger Agreement by the Company or any Company Stockholder shall be against the Company.

         SECTION 9.3.      AMENDMENT.

                  This Merger Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 9.4.      WAIVER.

                  At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained in this Merger Agreement or in any document delivered pursuant to this Merger Agreement, and (c) waive compliance by any other party with any of the Agreements or conditions contained in this Merger Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of the party or parties to be bound thereby. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Merger Agreement or under any other Agreement or document given in connection with or pursuant to this Merger Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.

                                    ARTICLE X

             SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

         SECTION 10.1.     SURVIVAL OF REPRESENTATIONS.

                  All representations, warranties, covenants, indemnities and other Agreements made by any party to this Merger Agreement herein or pursuant hereto, shall be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other Agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other Agreements shall survive the Effective Time, and any investigation, audit or inspection at any time made by or on behalf of any party hereto, as follows: (a) unless otherwise specified below, representations and warranties shall survive for a period of one (1) year after the Effective Time; (b) to the extent required by applicable accounting and SEC rules, regulations and policies in order for the Merger to be accounted for as a "pooling of interests," representations and warranties related to matters that would be expected to be encountered in an audit of financial statements shall survive until the earlier of (i) the first anniversary of the Effective Time and
(ii) the date of completion of the first audit of financial statements containing combined operations of Acquiror and the Company; (c) representations and warranties with respect to Taxes and employee benefit matters shall survive until the expiration of the applicable statute of limitations; (d) representations, warranties and covenants for matters relating to the capital stock of the Company and Acquiror shall continue in full force and effect in perpetuity or, in the case of any such covenants, until fully discharged; and (e the covenants and agreements in this Article X and the covenants and agreements which by their terms survive the Effective Time (including, without limitation, the covenants and agreements contained in Sections 7.4, 7.18, 9.2, 10.1, 11.6 and 11.11) shall continue in full force and effect until fully discharged. Notwithstanding anything herein to the contrary, any representation, warranty, covenant or agreement which is the subject of a claim which is asserted in writing prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution thereof.

         SECTION 10.2.     AGREEMENT OF THE COMPANY STOCKHOLDERS TO INDEMNIFY.

                  Subject to the conditions and provisions of this Article X (including without limitation Sections 10.5(a) and 10.6(a)), each Company Stockholder (other than any Dissenting Company Stockholder) hereby agrees, jointly and severally, from and after the Effective Time to indemnify, defend and hold harmless Acquiror and its officers, directors, employees, agents and representatives (collectively, the "Acquiror Indemnified Persons") from and against and in respect of all Losses resulting from, imposed upon or incurred by Acquiror Indemnified Persons, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other Agreements, given or made by a Company Stockholder or the Company in this Merger Agreement or in any document, certificate or Agreement furnished by or on behalf of the Company or a Company Stockholder pursuant to this Merger Agreement. Without limiting the foregoing, such indemnification shall include Losses (i) pursuant to Environmental Laws resulting from any action or omission initiated or occurring, or relating to any action or omission initiated or occurring, prior to the Effective Time (including, without limitation, actions or omissions of predecessors in interest of the Company or the Subsidiaries), and (ii) resulting from the Company's or any Subsidiary's failure to comply with the Code, ERISA, or any other Law pertaining to the Employee Benefit Plans, Other Arrangements or other employee or employment related benefits. It shall be a condition to the right of any Acquiror Indemnified Person to indemnification pursuant to this Section 10.2 that such Acquiror Indemnified Person shall assert a claim for such indemnification within the applicable survival periods set forth in Section 10.1 hereof.

         SECTION 10.3.     AGREEMENT OF ACQUIROR TO INDEMNIFY.

                  Subject to the conditions and provisions of this Article X (including without limitation Sections 10.5(b) and 10.6(b)), Acquiror hereby agree from and after the Effective Time to indemnify, defend and hold harmless the Company, the Company Stockholders and the officers, directors, employees, agents and representatives of the Company (collectively, the "Company Indemnified Persons") from and against and in respect of all Losses resulting from, imposed upon or incurred by Company Indemnified Persons, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other Agreements, given or made by Acquiror or Acquiror Sub in this Merger Agreement or in any document, certificate or Agreement furnished by or on behalf of Acquiror or Acquiror Sub pursuant to this Merger Agreement. Without limiting the foregoing, such indemnification shall include Losses (i) pursuant to Environmental Laws resulting from any action or omission initiated or occurring, or relating to any action or omission initiated or occurring, prior to the Effective Time (including, without limitation, actions or omissions of predecessors in interest of Acquiror or its Significant
Subsidiaries), and (ii) resulting from Acquiror's or any of its Significant Subsidiary's failure to comply with the Code, ERISA, or any other Law pertaining to the Employee Benefit Plans, Other Arrangements or other employee or employment related benefits. It shall be a condition to the right of any Company Indemnified Person to indemnification pursuant to this Section 10.3 that such Company Indemnified Person shall assert a claim for such indemnification within the applicable survival periods set forth in Section 10.1 hereof.

         SECTION 10.4.     THIRD PARTY CLAIMS.

                  The obligations and liabilities of the Company Stockholders and Acquiror hereunder with respect to their respective indemnities pursuant to this Article X resulting from any Third Party Claim (as defined in Section 11.2) shall be subject to the following terms and conditions:

                  (a) The party seeking indemnification (the "Indemnified Party") must give the party from whom indemnification is sought (the "Indemnifying Party") notice of any Third Party Claim which is asserted against, imposed upon or incurred by the Indemnified Party and which may give rise to liability of the Indemnifying Party pursuant to this Article X, stating (to the extent known or reasonably anticipated) the nature and basis of such Third Party Claim and the amount thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual material damage by reason of such failure.

                  (b) Subject to Section 10.4(c) below, the Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Third Party Claim at the Indemnifying Party's risk and expense.

                  (c) In the event that (i) the Indemnifying Party shall elect not to undertake such defense, (ii) within a reasonable time after notice from the Indemnified Party of any such Third Party Claim, the Indemnifying Party shall fail to undertake to defend such Third Party Claim, or (iii) there is a reasonable probability that such Third Party Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, then the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party. In the event that the Indemnified Party undertakes the defense of a Third Party Claim under this Section 10.4(c), the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the reasonable costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

                  (d) Anything in this Section 10.4 to the contrary notwithstanding, (i) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise such Third Party Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Third Party Claim in form and substance reasonably satisfactory to the Indemnified Party; (ii) in the event that the Indemnifying Party undertakes the defense of such Third Party Claim, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to participate in the defense, compromise or settlement thereof and the Indemnifying Party and its counsel and other representatives shall cooperate with the Indemnified Party and its counsel and representatives in connection therewith; and (iii) in the event that the Indemnifying Party undertakes the defense of such Third Party Claim, the Indemnifying Party shall have an obligation to keep the Indemnified

Party informed of the status of the defense of such Third Party Claim and furnish the Indemnified Party with all documents, instruments and information that the Indemnified Party shall reasonably request in connection therewith.

         SECTION 10.5      LIMITATIONS.

                  (a) The Company Stockholders shall not have liability under this Article X until the claims for indemnification for Losses by the Acquiror Indemnified Persons exceed an aggregate of $100,000; provided, however, that if the aggregate of such claims exceeds $100,000, the Company Stockholders shall be liable for all such Losses, not just the excess over $100,000; provided, further, that the foregoing limitations shall not apply to any claim for indemnification to the extent such claim is based on fraud, it being expressly understood that, except for any such claims based on fraud, (i) the Stockholder Escrow Shares shall be available to the Acquiror Indemnified Persons as their sole recourse to compensate them for any indemnified Losses under this Article X, (ii) such recourse shall be pursuant to the terms and conditions of the Escrow Agreement, and (iii) no Company Stockholder shall have any liability or obligation to any Acquiror Indemnified Person or any Company Indemnified Person under this Article X in excess of the Stockholder Escrow Shares.

                  (b) Acquiror shall not have liability under this Article X until the claims for indemnification for Losses by the Company Indemnified Persons exceed an aggregate of $100,000; provided, however, that if the aggregate of such claims exceeds $100,000, Acquiror shall be liable for all such Losses, not just the excess over $100,000; provided, further, that the foregoing limitations shall not apply to any claim for indemnification to the extent such claim is based on fraud, it being expressly understood that, except for any such claims based on fraud, (i) the Acquiror Escrow Shares shall be available to the Company Indemnified Persons as their sole recourse to compensate them for any indemnified Losses under this Article X, (ii) such recourse shall be pursuant to the terms and conditions of the Escrow Agreement and (iii) Acquiror shall have no liability or obligation to any Acquiror Indemnified Person or any Company Indemnified Person under this Article X in excess of the Acquiror Escrow Shares.

         SECTION 10.6.     PAYMENT OF INDEMNIFICATION.

                  (a) From and after the Effective Time, any indemnification payment due by any Company Stockholder to any Acquiror Indemnified Person shall be satisfied only out of the Stockholder Escrow Shares pursuant to the terms and conditions of the Escrow Agreement; provided, however, that nothing herein shall limit (i) the remedies that the Acquiror Indemnified Persons may have for Losses based on fraud, (ii) the equitable remedies of specific performance and injunctive relief that may be available to the Acquiror Indemnified Persons, or
(iii) any remedies for Losses that the Acquiror Indemnified Persons may have against the Company in the event of termination of this Merger Agreement.

                  (b) From and after the Effective Time, any indemnification payment due by Acquiror to any Company Indemnified Person shall be satisfied only out of the Acquiror Escrow Shares pursuant to the terms and conditions of the Escrow Agreement; provided, however, that nothing herein shall limit (i) the remedies that the Company Indemnified Persons may have for Losses based on fraud, (ii) the equitable remedies of specific performance and injunctive relief that may be available to the Company Indemnified Persons, or (iii) any remedies for Losses that the Company Indemnified Persons may have against Acquiror in the event of termination of this Merger Agreement.

         SECTION 10.7.     NO RECOURSE AGAINST THE SURVIVING CORPORATION.

                  The Company Stockholders hereby irrevocably waive any and all right to recourse against the Company, any Subsidiary and the Surviving Corporation with respect to any representation, warranty, indemnity or other Agreement or action made or taken by any Company Stockholder, the Company or any Subsidiary pursuant to this Merger Agreement. The Company Stockholders shall not be entitled to contribution from, subrogation to or recovery against the Company, any Subsidiary or the Surviving Corporation with respect to any liability of the Company Stockholders that may arise under or pursuant to this Merger Agreement or the transactions contemplated hereby.

         SECTION 10.8.   EXCLUSIVE REMEDY; EFFECT OF INVESTIGATION OR KNOWLEDGE.

                  (a) The parties acknowledge that, except in the case of fraud, after the Effective Time the remedies provided in this Article X shall be the exclusive remedies for any misrepresentation or breach of any representation, warranty or covenant, or noncompliance with any conditions or other Agreements, given or made in this Merger Agreement; provided, however, that nothing herein shall be construed or interpreted as limiting or impairing the rights or remedies that any party hereto may have to specific performance and injunctive relief, where available.

                  (b) The right to indemnification, payment of Losses or other remedy based on the representations, warranties, covenants and Agreements under this Merger Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Merger Agreement or the Effective Time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or Agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or Agreement, will not affect the right to indemnification, payment of Losses, or other remedy based on such representations, warranties, covenants and Agreements.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         SECTION 11.1.     NOTICES.

                  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail
(postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  (a)      If to Acquiror or Acquiror Sub:

                           eGlobe, Inc.
                           1250 24th Street, NW, Suite 725
                           Washington, D.C. 20037
                           Telecopier No.:  (202) 822-8984
                           Attention: General Counsel

                           with a copy (which shall not constitute notice) to:

                           Hogan & Hartson L.L.P.
                           Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, DC  20004
                           Telecopier No.:  (202) 637-5910
                           Attention:  Steven M. Kaufman

                  (b)      If to the Company:

                           Trans Global Communications, Inc.
                           421 Seventh Avenue
                           New York, NY  10001
                           Telecopier No.:  (212) 364-3501
                           Attention:  Arnold S. Gumowitz
                           with a copy (which shall not constitute notice) to:

                           John W. Hughes, Esq.
                           421 Seventh Avenue
                           New York, NY  10001
                           Telecopier No.:  (212) 714-0518

                  (c) If to any Company Stockholder, to such Company Stockholder at the address set forth below its or his signature on this Merger Agreement

                           With a copy (which shall not constitute notice) to:

                           John W. Hughes, Esq.
                           421 Seventh Avenue
                           New York, NY  10001
                           Telecopier No.:  (212) 714-0518

                  (d)      If to the Stockholders' Representative:

                           Arnold S. Gumowitz
                           421 Seventh Avenue
                           New York, NY  10001
                           Telecopier No.:  (212) 564-7512

                           with a copy (which shall not constitute notice) to:

                           John W. Hughes, Esq.
                           421 Seventh Avenue
                           New York, NY  10001
                           Telecopier No.:  (212) 714-0518

         SECTION 11.2.     CERTAIN DEFINITIONS.

              For purposes of this Merger Agreement, the term:

                  "Acquiror"   is  defined  in  the   preamble  to  this  Merger
Agreement.

                  "Acquiror Affiliate Agreements" is defined in Section 5.28.

                  "Acquiror Affiliates" is defined in Section 5.28.

                  "Acquiror Benefit Plans" is defined in Section 5.19(a).

                  "Acquiror Common Stock" is defined in Section 2.1(a).

                  "Acquiror Escrow Shares" is defined in Section 2.3(a).

                  "Acquiror Financial Statements" is defined in Section 5.6.

                  "Acquiror Indemnified Persons" is defined in Section 10.2.

                  "Acquiror Intellectual Property Rights" is defined in Section 5.18(a).

                  "Acquiror Licenses" is defined in Section 5.17.

                 "Acquiror Material Adverse Effect" means any event, change or effect that, individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), assets or liabilities of Acquiror and its subsidiaries, taken as a whole; provided, however, that any decrease in the trading price of the Acquiror Common Stock on The Nasdaq Stock Market shall be excluded from the determination of Acquiror Material Adverse Effect.

                  "Acquiror Material Contracts" is defined in Section 5.7

                  "Acquiror Proxy Statement" is defined in Section 3.29.

                  "Acquiror  Registration   Statement"  is  defined  in  Section
7.18(d).

                  "Acquiror SEC Documents" is defined in Section 5.13.

                  "Acquiror Stockholder Approval" is defined in Section 5.4.

                  "Acquiror Stockholders Meeting" is defined in Section 7.1(c).

                  "Acquiror Sub" is defined in the preamble to this Merger Agreement.

                  "affiliate" means, unless otherwise defined herein: (a) with respect to an individual, any member of such individual's family who resides in the same home; and (b) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

                  "Affiliated Group" means any affiliated group within the meaning of Section 1504(a) of the Code.

                  "Agreement" means any concurrence of understanding and intention between two or more Persons with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

                  "Audited Balance Sheets" is defined in Section 3.6(a).

                  "Audited Statements" is defined in Section 3.6(a).

                  "business day" means a day other than a Saturday, a Sunday or any other day on which commercial banks in the State of New York and in the District of Columbia are authorized or obligated to be closed.

                  "Certificate of Merger" is defined in Section 1.2.

                  "Certificates" is defined in Section 2.2(a).

                  "Closing" is defined in Section 2.5.

                  "Closing Date" is defined in Section 2.5.

                  "Code" is defined in the preamble to this Merger Agreement.

                  "Communications Act" means the Communications Act of 1934, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "Company" is defined in the preamble to this Merger Agreement.

                  "Company Affiliates" is defined in Section 3.25.

                  "Company Affiliate Agreements" is defined in Section 3.25

                  "Company Assets" shall mean the assets, rights and properties, whether owned, leased or licensed, real, personal or mixed, tangible or intangible, that are used, useful or held for use in connection with the business of the Company or any Subsidiary.

                  "Company Benefit Plans" is defined in Section 3.17(a).

                  "Company Common Stock" is defined in Section 2.1(a).

                  "Company Dissenting Shares" is defined in Section 2.1(a).

                  "Company Intellectual Property Rights" is defined in Section 3.15(a).

                  "Company Key Employees" means Gary S. Gumowitz, John W. Hughes, Rich Patton, John Lynn, Andy Miller and Edward Balazs.

                  "Company Licenses" is defined in Section 3.14.

                  "Company Material Adverse Effect" means any event, change or effect that, individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), assets or liabilities of the Company and the Subsidiaries, taken as a whole.

                  "Company Information" is defined in Section 3.29.

                  "Company Stockholder Approval" is defined in Section 3.20.

                  "Company Stockholders" is defined in the preamble to this Merger Agreement.

                  "Company Stockholders Meeting" is defined in Section 7.1(a).

                  "Competing Transaction" means any of the following involving the Company or the Subsidiaries (other than the transactions contemplated by this Merger Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of the Company Assets, or issuance of ten percent (10%) or more of the outstanding voting securities of the Company or any Subsidiary in a single transaction or series of transactions; (iii) any tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of capital stock of the Company or any Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; (iv) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) shall have been formed after the date of this Merger Agreement which beneficially owns or has the right to acquire beneficial ownership of, ten percent (10%) or more of the then outstanding shares of capital stock of the Company or any Subsidiary; or (v) any Agreement to, or public announcement by the Company or any other Person of a proposal, plan or intention to, do any of the foregoing.

                  "Confidentiality Agreement" is defined in Section 7.4.

                  "control" (including the terms "controlled by" and "under common control with") means, as used with respect to any Person, possession, directly or indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities, as trustee or executor, by Agreement or otherwise).

                  "Delaware Law" is defined in the preamble to this Merger Agreement.

                  "Dissenting Company Stockholders" is defined in Section 2.7.

                  "DOL" means the United States Department of Labor and its successors.

                  "Effective Time" is defined in Section 1.2.

                  "Employee Benefit Plan" means, with respect to any Person, any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by such Person; (b) to which such Person contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for such Person and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

                  "Employment Agreements" is defined in Section 7.9.

                  "Encumbrances" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

                  "Environmental Laws" means all applicable foreign, federal, state and local Laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment, including, without limitation, Laws relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "Escrow Agent" is defined in Section 2.3(a).

                  "Escrow Agreement" is defined in Section 2.3(a).

                  "Escrow Shares" is defined in Section 2.3(a).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Ratio" is defined in Section 2.1(a).

                  "Financial Statements" is defined in Section 3.6(a).

                  "GAAP" is defined in the preamble to this Merger Agreement.

                  "Government Entity" means any United States or other national, state, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

                  "Gumowitz Employment Agreement" is defined in Section 7.9.

                  "Hazardous Materials" means wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as

"hazardous substances",  "toxic substances",  "radioactive materials",  or other
similar   designations  in,  or  otherwise  subject  to  regulation  under,  any
Environmental Laws.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "Indemnified Party" is defined in Section 10.4(a).

                  "Indemnifying Party" is defined in Section 10.4(a).

                  "Investment Agreement" is defined in Section 4.6.

                  "IRS" means the United States Internal Revenue Service and its successors.

                  "knowledge" means (a) with respect to the Company, the actual, current personal knowledge of Arnold S. Gumowitz, Gary S. Gumowitz, John W. Hughes, Rich Patton, John Lynn, Andy Miller or Edward Balazs, or any Company Stockholder, (b) with respect to any Company Stockholder, the actual, current personal knowledge of such Company Stockholder, and (c) with respect to Acquiror, the actual, current personal knowledge of Christopher J. Vizas, Ron Fried, Anne Haas, Allen Mandel, Bijan Moaveni, or Graeme Brown.

                  "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and assets thereof.

                  "License" means any franchise, grant, authorization, license, tariff, permit, easement, variance, exemption, consent, certificate, approval or order of any Government Entity.

                  "Losses" means all demands, losses, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

                  "Material Contracts" means, collectively, all Agreements (excluding the Material Leases) which (a) involve an aggregate annual expenditure by the Company or any Subsidiary of $50,000 or more, (b) are not cancelable by the Company or any Subsidiary without cost on sixty (60) days or less notice, (c) are with any current customer, supplier or distribution partner and have an unexpired term of two (2) or more years, (d) restrict or regulate in any manner the conduct of the business of the Company or any Subsidiary, require the referral of any business by the Company or any Subsidiary, or require or purport to require the payment of money or the acceleration of performance of any obligations of the Company or any Subsidiary by virtue of any of the transactions contemplated hereby, or (e) any other Agreement (excluding any compensation Agreement or arrangement with employees, consultants, attorneys, accountants or advisors for their services) (i) that is material to the Company and the Subsidiaries, taken as a whole, or the conduct of their businesses or operations, or (ii) the absence of which would have a Company Material Adverse Effect; and "Material Contract" means each of the Material Contracts, individually.

                  "Material Leases" means, collectively, all leases which (a) involve an aggregate annual expenditure by the Company or any Subsidiary of $50,000 or more, (b) are not cancelable by the Company or any Subsidiary without cost on sixty (60) days or less notice, or (c) have an unexpired term of more than one (1) year, and "Material Lease" means each of the Material Leases, individually.

                  "Merger" is defined in the preamble to this Merger Agreement.

                  "Merger Agreement" is defined in the preamble to this Merger Agreement.

                  "New York Law" is defined in the preamble to this Merger Agreement.

                  "Non-Competition Agreement" is defined in Section 7.9.

                  "Ordinary   Course  of  Business"  means  ordinary  course  of
business consistent with past practices and commercially reasonable business operations.

                  "Other Arrangement" means, with respect to any Person, a benefit program or practice of such Person providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not an Employee Benefit Plan.

                  "PBGC" means the Pension Benefit Guaranty Corporation or its successors.

                  "Person"  means  an  individual,   corporation,   partnership,
association, trust, unincorporated organization, or other entity or group.

                  "Qualified Plan" means, with respect to any Person, an Employee Benefit Plan that satisfies, or is intended by such Person to satisfy, the requirements for Tax qualification described in Section 401 of the Code.

                  "Real Property" is defined in Section 3.11

                  "Resale Registration Statement" is defined in Section 7.18(a).

                  "Requesting Stockholder" is defined in Section 7.18(d).

                  "SEC" is defined in the preamble to this Merger Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Selling Stockholder" is defined in Section 7.18(a).

                  "Significant Subsidiary" means any subsidiary of Acquiror disclosed in its most recent Annual Report on From 10-K, and any other subsidiary that would constitute a "significant subsidiary" of Acquiror within the meaning of Rule 1-02 of Regulation S-X of the SEC.

                  "Stockholder Escrow Shares" is defined in Section 2.3(a).

                  "Stockholders' Representative" is defined in Section 2.3(b).

                  "Stock Issuance" is defined in Section 5.4.

                  "Subsidiary" means a corporation, partnership, joint venture or other entity of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise control of such entity.

                  "Surviving Corporation" is defined in Section 1.1.

                  "Taxes" (including the terms "Tax" and "Taxing") means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Government Entity, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

                  "Tax Returns" means all federal, state, local, foreign and other applicable returns, declarations, reports and information statements with respect to Taxes required to be filed with the IRS or any other Government Entity or Tax authority or agency, including, without limitation, consolidated, combined and unitary tax returns.

                  "Third Party Claim" means any claim or other assertion of liability by a third party.

                  "Unaudited  Balance  Sheet"  is  defined  in  Section
3.6(a).

                  "Unaudited Statements" is defined in Section 3.6(a).

                  "Vizas Employment Agreement" is defined in Section 7.9.

                  "Year 2000 Compliant" means that neither performance nor functionality is affected by dates prior to, during or after the year 2000; in particular (i) no value for current date will cause any interruption in operation; (ii) date-based functionality must behave consistently for dates before, during and after the year 2000; (iii) in all interfaces and data storage, the century in any date is specified either explicitly or by unambiguous algorithms or inferencing rules; and (iv) the year 2000 must be recognized as a leap year.

                  "Year 2000 Meeting" is defined in Section 7.17.

         SECTION 11.3.     HEADINGS.

                  The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

         SECTION 11.4.     SEVERABILITY.

                  If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 11.5.     ENTIRE AGREEMENT.

                  This Merger Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto) constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         SECTION 11.6.     SPECIFIC PERFORMANCE.

                  The transactions contemplated by this Merger Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

         SECTION 11.7.     ASSIGNMENT.

                  Neither this Merger Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Merger Agreement shall be binding upon, inure to the benefit of and be enforceable against the parties and their respective successors and assigns.

         SECTION 11.8.     THIRD PARTY BENEFICIARIES.

                  This Merger Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Merger Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Merger Agreement, except for Acquiror Indemnified Persons under Article X hereof and except as otherwise provided in Section 11.7.

         SECTION 11.9.     GOVERNING LAW.

                  This Merger Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware.

         SECTION 11.10.    COUNTERPARTS.

                  This Merger Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement.

         SECTION 11.11.    FEES AND EXPENSES.

                  Except as otherwise provided for in this Merger Agreement, each party hereto shall pay its own fees, costs and expenses incurred in connection with this Merger Agreement and in the preparation for and consummation of the transactions provided for herein; provided, however, that the filing fee for filing Notification and Report Forms required under the HSR Act in connection with the consummation of the transactions contemplated hereby shall be paid 50% by Acquiror and 50% by the Company.

         SECTION 11.12.    OBLIGATIONS OF CERTAIN COMPANY STOCKHOLDERS.

                  If the Company Information includes material information relevant to an investment decision with respect to the Merger not provided or made available to the Company Stockholders prior to the date hereof, then except for the terms and conditions of Sections 6.3, 7.4, 7.5, 7.6, 7.8 and 11.11, the Company Stockholders who are not listed on Schedule 7.1 shall not be bound by the terms and conditions of this Merger Agreement until five (5) business days following the date the Company Information is first presented or otherwise supplied to the Company Stockholders, and then only to the extent such Company Stockholders are not Dissenting Company Stockholders.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Merger Agreement, or caused this Merger Agreement to be executed and delivered, as of the date first written above.

                                       eGLOBE, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       TRANS GLOBAL COMMUNICATIONS, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                        ----------------------------------------
                                        Name:    Arnold S. Gumowitz
                                        Address:
                                                -------------------------
                                        ----------------------------------------



                                        ----------------------------------------
                                        Name:    Gary S. Gumowitz
                                        Address:
                                                -------------------------
                                        ----------------------------------------



                                        ----------------------------------------
                                        Name:    Joan Matthews
                                        Address:
                                                -------------------------
                                        ----------------------------------------



                                        ----------------------------------------
                                        Name:    John W. Hughes
                                        Address:
                                                -------------------------
                                        ----------------------------------------



                                        ----------------------------------------
                                        Name:    Stephen Levy
                                        Address:
                                                -------------------------
                                        ----------------------------------------

                                        ----------------------------------------
                                        Name:    Grayson Family Trust
                                        Address:
                                                -------------------------
                                        ----------------------------------------



                                        ----------------------------------------
                                        Name:    Milton Gumowitz
                                        Address:
                                                -------------------------
                                        ----------------------------------------



                                        ----------------------------------------
                                        Name:    Michael Gumowitz
                                        Address:
                                                -------------------------
                                        ----------------------------------------



                                        ----------------------------------------
                                        Name:    Jonathan Gumowitz
                                        Address:
                                                -------------------------
                                        ----------------------------------------



                                        ----------------------------------------
                                        Name:    Jonathan Lynn
                                        Address:
                                                -------------------------
                                        ----------------------------------------



                                        ----------------------------------------
                                        Name:    Rich Patton
                                        Address:
                                                -------------------------
                                        ----------------------------------------